UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

POSITRON CORPORATION

(Exact Name of Registrant as specified in its charter)

Texas	76-0083622
(State or Other Jurisdiction of Incorporation or	(IRS Employer Identification No.)
Organization)

3784 Commerce Ct, Suite 100, North Tonawanda, NY 14120	14120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number: (317) 576-0183

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

POSITRON CORPORATION

PART I

Forward-Looking Statements

This report contains various forward-looking statements regarding our business, financial condition, results of operations and future plans and projects. Forward-looking statements discuss matters that are not historical facts and can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would” or similar expressions. In this report, for example, we make forward-looking statements regarding, among other things, our expectations about the rate of revenue growth in specific business segments and the reasons for that growth and our profitability, our expectations regarding an increase in sales, strategic traction and sales and marketing spending, uncertainties relating to our ability to compete, uncertainties relating to our ability to increase our market share, changes in coverage and reimbursement policies of third-party payers and the effect on our ability to sell our products and services, the existence and likelihood of strategic acquisitions and our ability to timely develop new products or services that will be accepted by the market.

Although these forward-looking statements reflect the good faith judgment of our management, such statements can only be based upon facts and factors currently known to us. Forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth below under the caption “Risk Factors.” For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not unduly rely on these forward-looking statements, which speak only as of the date on which they were made. They give our expectations regarding the future but are not guarantees. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

ITEM 1. Business

Organization

Positron Corporation (the “Company” or “Positron”) was incorporated under the laws of the State of Texas in 1983. Unless the context requires otherwise, in this report the terms “we,” “us”, “our”, “the Company”, and “Positron” refer to Positron Corporation.

Corporate History

Positron Corporation was incorporated as a Texas corporation in 1983 with its corporate headquarters in North Tonawanda, New York.

Nature of Business. Positron is a medical technology company that co-develops, manufactures and sells PET and PET-CT imaging systems, delivering high-performance, cost-effective molecular imaging solutions that empower healthcare providers to improve the diagnosis and treatment of cardiovascular disease and other critical conditions. By combining proprietary PET and PET-CT systems with comprehensive clinical and technical support, flexible financing, and a focus on operational efficiency, Positron makes advanced diagnostic imaging more accessible and sustainable for hospitals, outpatient centers, and physician practices.

With a specialization in cardiac PET imaging and a growing presence in oncology and neurology, Positron stands at the forefront of innovation in nuclear medicine. Its systems are designed to enhance patient outcomes, maximize system uptime, and reduce total cost of ownership—offering unmatched clinical value and economic advantage in today’s healthcare environment.

In 2023, the Company entered an expanded business cooperation / OEM Supply and Distribution / SKD Manufacturer Agreement with Shenyang Intelligent Neuclear Medical Technology Co. a subsidiary of Neusoft Medical Systems’ which secured exclusive rights for the North American market to sell/distribute PET,PET-CT and next generation PET-CT scanners in the future.

The Company

Positron Corporation is a medical technology company committed to advancing the PET imaging modality through the development, manufacturing, and commercialization of its state-of-the-art PET and PET-CT (Positron Emission Tomography/Computed Tomography) imaging systems. With a strong focus on cardiac PET—the gold standard in nuclear cardiology—Positron provides cutting-edge solutions that enhance diagnostic accuracy, improve patient outcomes, and drive cost-effective care for healthcare providers across North America.

Positron’s imaging portfolio includes a dedicated PET only and 3D PET-CT 64-Slice systems, both designed to expand access to advanced molecular imaging. Additionally, Positron is preparing to introduce its 4D PET-CT 64-Slice scanner, further strengthening its role in the evolution of nuclear cardiology while positioning the company for entry into the oncology imaging market. These innovations, supported by Positron’s comprehensive clinical and technical services, enable nuclear cardiologists and imaging specialists to fully leverage PET technology for superior diagnostic capabilities.

Through a strategic partnership with Shenyang Intelligent Nuclear Medical Technology Co. Ltd., a subsidiary of Neusoft Medical Systems, Positron holds exclusive North American distribution rights and FDA 510(k) clearance for the NeuSight PET-CT (3D) system. Additionally, Positron and Neusoft have co-developed the Affinity PET-CT (4D), which Positron will manufacture, distribute, and service. The company plans to amend its existing 510(k) clearance to include the Affinity PET-CT, ensuring regulatory compliance and market readiness upon FDA approval.

Positron’s collaboration with Neusoft Medical Systems extends to the production of its Attrius PET system, a foundational technology for its PET-CT advancements. This joint effort has been instrumental in expanding Positron’s PET-CT offerings, setting the stage for rapid growth across multiple imaging disciplines. With an emphasis on accessibility, affordability, and technological excellence, Positron is well-positioned to meet the rising demand for PET-CT imaging in nuclear cardiology and oncology, delivering best-in-class solutions that optimize patient care and streamline practice efficiencies.

Positron’s Headquarters is in North Tonawanda, NY.

Recent Developments

On November 4, 2025, , the Company granted options to purchase an aggregate of 5,150,000 shares of its common stock to certain members of management under the Company’s 2021 Equity Incentive Plan. The options were granted with an exercise price of $1.00 per share, which represents the price of the Company’s common stock in its most recent offering. The options vest on January 1, 2026, and will expire on December 31, 2030.

Our Products and Key Components

The Company offers a range of products and services for the nuclear imaging community that are discussed below.

PET and PET-CT Molecular Imaging Systems and Clinical, Training and Technical Support Services

Positron Corporation provides advanced molecular imaging solutions to nuclear cardiologists and healthcare providers through its proprietary Attrius® PET and NeuSight PET-CT 64-slice systems. The Company’s imaging technologies are supported by comprehensive clinical and technical services, which include training, remote diagnostics, and ongoing maintenance programs designed to support optimal system performance and user experience.

To increase accessibility and adoption of its systems, Positron offers innovative and flexible financing programs, including its rental and support services agreements. These are typically structured as five-year annual agreements, designed to meet the operational and budgetary needs of hospitals, imaging centers, and physician practices.

Positron’s PET imaging systems are used primarily for the non-invasive diagnosis and evaluation of coronary artery disease (CAD), enabling healthcare providers to enhance diagnostic accuracy, streamline workflows, and improve patient outcomes. Through its commitment to cost-effective and efficient solutions, the Company is driving the broader adoption of cardiac PET imaging and is positioned as a leading provider in the nuclear cardiology market.

With the recent introduction of its PET-CT and the development of the advanced Affinity PET-CT 4D system, Positron is expanding beyond cardiology into the oncology and neurology imaging markets. These next-generation systems are engineered for high performance, delivering fast scan times, compact system designs, and reduced operational costs, all of which support broader adoption across multiple clinical disciplines. As of the date of this registration statement, while we have accepted some deposits for PET-CT systems, all of the Company’s historical sales have been of PET systems.

Market Opportunity (USA)

Molecular Imaging Devices for Cardiology

According to American Heart Association, more than one out of every three U.S. adults currently live with one or more types of cardiovascular disease (CVD). CVD is the leading cause of death in the United States and constitutes 12% of overall national health expenditures -the largest cost among diagnostic groups. (American Heart Association). Direct CVD costs are projected to increase from $251 billion in 2023 to $818 billion in 2030, and indirect costs (due to lost productivity) – from $156 billion in 2010 to $276 billion in 2030 (National Institutes of Health (NIH)).

Diagnostic imaging facilitates the early diagnosis of diseases and disorders, potentially minimizing the scope, cost and amount of care required, and potentially reducing the need for more invasive procedures. Nuclear imaging uses very low-level radioactive material, called radiopharmaceuticals, injected into a patient. The radiopharmaceuticals are specially formulated to concentrate temporarily in the specific part of the body to be studied. The radiation signals emitted by the materials are then converted into an image of the body part or organ. Nuclear imaging, in contrast to other diagnostic imaging modalities, shows not only the anatomy or structure of an organ or body part, but also its function—including blood flow, organ function, metabolic activity and biochemical activity. In cardiology, nuclear medicine provides the most accurate non-invasive tests for identifying narrowed coronary arteries, mild cholesterol build-up or diffuse coronary vascular disease that are responsible for most heart attacks. Management of coronary disease (CAD) currently utilizes noninvasive diagnostic testing as a ‘‘gatekeeper’’ and invasive coronary arteriography, when results are abnormal, to provide a definitive diagnosis of CAD. There are two major modalities in nuclear medicine imaging - Single Photon Emission Computed Tomography (SPECT) and Positron Emission Tomography (PET) - both of which are used for cardiovascular procedures.

In myocardial perfusion imaging, PET has been proven to be superior in sensitivity and specificity when compared to SPECT, the more commonly utilized modality. Cardiac PET scans, with Rubidium-82 Chloride (Rb-82) or Nitrogen- 13 Ammonia (N-13), result in a lower patient radiation exposure and are capable of performing superior quantitative measurements such as coronary flow reserve. Cardiac PET imaging has been shown to provide a 50% reduction in invasive coronary arteriography and coronary artery bypass grafting, leading to a 30% costs savings and improved clinical outcomes, when compared to SPECT (M.E. Merhige, M.D., et al., Journal Nuclear Medicine 2007; 48: 1069-1076).

Barriers To Entry

For many years, a major constraint for the cardiac PET market has been a high cost of PET and PET/CT. We believe Positron Corporation reduced the buyers’ barriers to entry through its PET and PET-CT molecular imaging systems. Other manufacturers, GE, Philips, Siemens, offer PET/CT systems at an estimated 50%-100% higher prices.

Competitive Strengths

We believe that our Company has the following competitive strengths:

●	Cardiac PET-CT Specialization
Positron is one of the only companies in the world focused specifically on cardiac PET and PET-CT imaging, positioning it as a niche leader in the growing field of nuclear cardiology.

●	Cardiac Specific Software

Positron provides a robust, cardiac specific imaging software package designed to ensure effortless interpretation f or today’s most challenging clinical cases for nuclear cardiologists. Heart disease specific software includes the ability to monitor therapy, coronary artery overlay display, and open architecture for new protocol development and customization and motion correction software.

●	Proprietary Imaging Systems
Positron designs, manufactures, and markets proprietary molecular imaging systems—Attrius® PET and NeuSight™ PET-CT 64 Slice—optimized for clinical performance, efficiency, and cost-effectiveness in cardiovascular diagnostics.

●	Comprehensive Clinical and Technical Support
The Company provides end-to-end support services, including physician and technologist training, billing assistance, over-reads, and 24/7 maintenance, ensuring customer satisfaction and system uptime above 98%.

●	Flexible Financing and Rental Programs
Positron offers innovative financing structures, including rental and lease-to-own programs, making advanced imaging accessible to a broader range of healthcare providers and reducing capital investment barriers.

●	Established Installed Base and Industry Relationships
With a legacy of PET systems in the field and long-standing relationships with cardiologists and imaging centers, Positron benefits from repeat business, customer referrals, and brand recognition within its target market.

●	Strategic Focus on Underserved Markets
Positron targets mid-sized hospitals and outpatient facilities that are often underserved by larger imaging OEMs, creating market opportunities with less competition and high unmet demand.

●	Expansion into Multi-Disciplinary Imaging
With the addition of the Affinity™ PET-CT 4D system, Positron is expanding into oncology and neurology, unlocking additional market potential beyond cardiology.

●	Low-Cost, High-Uptime Systems
Positron systems are engineered for efficiency, modularity, and reliability—offering reduced scan times, compact footprints, and superior uptime—key economic factors for outpatient and high-throughput environments.

●	Control of Lifecycle and Service
Positron retains full control of the manufacturing, installation, service, and upgrade cycle of its imaging systems, allowing for faster responsiveness, lower maintenance costs, and high customer retention.

●	Favorable Industry Tailwinds
The Company is well-positioned to benefit from increasing reimbursement for cardiac PET, growing radiopharmaceutical availability, and declining use of SPECT due to isotope shortages and reimbursement cuts.

Sales and Marketing

Positron markets its molecular imaging equipment and related services through a dedicated internal sales and marketing team. This team is responsible for promoting, educating, and selling the Company’s products to healthcare providers, imaging centers, and hospitals. In addition to direct outreach, Positron benefits from strong referral activity driven by its established base of installed systems and long-standing customer relationships.

The Company supports its marketing efforts through participation in medical trade shows, publication of product and clinical materials in industry journals, advertising, and presentations at relevant clinical and industry conferences. These activities help to generate brand awareness, reinforce clinical value, and support lead generation.

Positron sells and distributes its products and services directly to end-users. Its sales personnel are strategically located across key geographic regions and may specialize by market segment or product line to optimize engagement and support.

Customer Support Services

Positron offers comprehensive customer support services designed to ensure optimal performance and reliability of its molecular imaging systems. The Company provides full clinical and technical support through its experienced in-house staff, as well as through key opinion leaders and clinical consultants affiliated with Positron’s customer network.

The Company’s support services include, but are not limited to:

●	Physician interpretation training

●	Nurse and technologist training

●	Billing and prior-authorization assistance

●	Physician over-read services

●	24/7 clinical and technical support

●	Priority response with after-hours service availability

●	Equipment uptime guarantees and software upgrades

●	Remote system diagnostics and maintenance capabilities

Positron maintains a team of field service engineers who are primarily responsible for supporting and servicing the Company’s installed base of equipment. These engineers also participate in site planning, customer training, hardware upgrades, technical support, and the administration of service contracts.

The Company leverages secure internet connectivity to provide remote diagnostic and maintenance services, allowing real-time troubleshooting and reducing the need for on-site service visits. When field intervention is required, Positron’s modular part replacement system enables rapid, on-site repairs that minimize equipment downtime.

Positron’s service strategy is focused on maximizing system uptime. Given that clinical site success is highly dependent on consistent patient throughput during normal operating hours, equipment reliability is essential. Internal service records indicate that Positron’s installed molecular imaging systems achieve an average uptime of over 98%.

Due to its technical expertise, inventory of proprietary components, and commitment to long-term serviceability, the Company services 100% of its installed base of PET systems and will service 100% of the PET-CT systems it intends to sell.

Competition

Positron operates within a competitive nuclear imaging device industry that includes both large multinational original equipment manufacturers (OEMs) and niche specialty imaging companies. Despite this competitive landscape, Positron maintains a distinct market position through its exclusive focus on cardiac PET and PET-CT imaging systems and its vertically integrated service model. The Company’s narrow specialization, affordable access programs, and comprehensive, customer-centric support infrastructure provide meaningful competitive insulation and a differentiated value proposition within the U.S. nuclear cardiology market.

The Company does not believe that MRI and CT scan imaging represent significant competing technologies, but potentially complementary technologies to PET, since PET, MRI and CT scans each provide information not available from the other modalities. Computed tomography angiography (“CTA”) was once seen by some cardiologists to be competitive with PET myocardial perfusion imaging; however, there is an increasing public concern about a high radiation exposure of CT and, currently, there is no substantial movement into this modality.

Third party Reimbursement

Our customers typically rely on the Medicare and Medicaid programs and private payers for reimbursement. As a result, demand for our products is dependent in part on the coverage and reimbursement policies of these payers. Third party coverage and reimbursement is subject to extensive federal, state, local, and foreign regulation, and private payer rules and policies. In many instances, the applicable regulations, policies and rules have not been definitively interpreted by the regulatory authorities or the courts and are open to a variety of interpretations and are subject to change without notice.

The scopes of coverage and payment policies vary among third-party private payers. For example, some payers will not reimburse a provider unless the provider has a contract with the payer, and in many instances such payers will not enter into such contracts. Other payers prohibit reimbursement unless physicians own or lease our scanners and cameras on a full-time basis or meet certain accreditation or privileging standards. Such requirements and limitations can significantly restrict the types of business models we can successfully utilize.

Medicare reimbursement rules impose many standards and policies on the payment of services that our customers provide. For instance, the Medicare prohibition on the “mark-up” of diagnostic tests can restrict what a physician may charge Medicare for diagnostic tests. Medicare also imposes medical necessity and other standards of physician and facilities that bill Medicare for services.

Any limitation of Medicare, Medicaid or private payer coverage for PET/PET-CT or SPECT procedures will likely have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Centers for Medicare & Medicaid Services (CMS) Medicare Physician Fee Schedule for 2024 outlines the payment rates for medical services paid to private physicians in the outpatient office setting. This fee schedule stated that Myocardial PET perfusion imaging was increased to $2,250.00 per study. The rate remains unchanged for 2025.

While national averages are not publicly broken down per procedure, key trends support enhanced reimbursement economics for PET imaging and continued pressure on SPECT rates: Reclassification of high-value PET/CT CPT codes into higher APCs, a transition to pay radiopharmaceuticals separately when justified, which may offset increases in tracer costs and Continued pressure on SPECT reimbursement due to bundled isotope payments and approaching resource constraints.

Manufacturing

Our manufacturing strategy combines our internal design expertise and proprietary process technology with strategic outsourcing to achieve cost efficiencies. All of the Company’s PET and PET-CT scanners are co-manufactured through our partner Shenyang Intelligent Nuclear Medical Technology Co. Ltd., a subsidiary of Neusoft Medical Systems, at its development and manufacturing facility in Shenyang, China.

The Company expects to continue outsourcing additional components and processes to gain efficiencies and cost savings. The Company performs subassembly and final system performance tests, packaging and labeling at our facility and/or customer sites. The Company provides connectivity solutions which include consulting and configured computers.

The Company and its third-party manufacturers are subject to the FDA’s Quality System Regulation, state regulations, and regulations promulgated by the European Union.

Research and Development

Positron’s research and development (R&D) activities are conducted in collaboration with its strategic partner, Neusoft Medical Systems (NMS), a global leader in medical imaging technology. NMS brings extensive experience and capabilities in the design, engineering, and manufacturing of advanced imaging systems. This partnership allows Positron to leverage NMS’s technical expertise, innovation infrastructure, and global manufacturing resources to support the continued development and enhancement of its PET and PET-CT product portfolio.

Through this collaboration, Positron benefits from accelerated development timelines, access to advanced system components, and ongoing product innovation, positioning the Company to meet evolving clinical demands in nuclear cardiology and beyond.

Patent, Trademarks and Royalty Arrangements

As of the date of this filing, we hold trademark registrations in the United States for the following marks: Positron® and Attrius®.”

The Company seeks to protect its trade secrets and proprietary know-how through confidentiality agreements with its employees and consultants. The Company requires our employees, consultants and advisors to enter into a confidentiality agreement containing provisions prohibiting the disclosure of confidential information to anyone outside the Company, and requiring disclosure to the Company of any ideas, developments, discoveries or investigations conceived during service and the assignment to the Company of patents and proprietary rights to such matters related to the business and technology of the Company. Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.

Product Liability and Insurance

Medical device companies are subject to a risk of product liability and other liability claims in the event that the use of their products results in personal injury claims. The Company carries the appropriate commercial and business insurances coverage to mitigate this risk. The Company has not experienced any product liability claims to date.

Employees

As of the date of this filing, the Company employed 10 full-time employees. None of the Company’s employees are represented by a union.

Available Information

Positron Corporation is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Investors may read and copy any document that Positron Corporation files, including this Annual Report on Form 10-K, at the SEC’s Public Reference Room at 450 F Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, from which investors can electronically access Positron’s SEC filings.

ITEM 1A. Risk Factors

Risk Associated with Business Activities

History of Losses. To date, the Company has been unable to sell its products in quantities sufficient to be operationally profitable. Consequently, the Company has sustained substantial losses. During the nine months ended September 30, 2025, the Company had a net loss of $3,702,063 compared to a net loss of $1,249,483 during the same period in 2024. At September 30, 2025, the Company had an accumulated deficit of $138,035,750. There can be no assurances that the Company will ever achieve the level of revenues needed to be operationally profitable in the future and if profitability is achieved, that will be sustained.

Going concern. The Company does not expect to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on the basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the current year.

●	Expand its reach within nuclear cardiology with the launch of our PET-CT system which provides greater features and functions now available to nuclear cardiologists and their diagnostic capabilities.

●	Enter the vast oncology market with its new PET-CT system with a faster, smaller, more economical solution for practices, hospitals, and patients.

●	Explore and execute prospective strategic and partnership opportunities; and

●	Pursue to “Up-List” to a more prominent publicly reporting exchange with OTC Markets.

Recruiting and Retention of Qualified Personnel. The Company’s success is dependent to a significant degree upon the efforts of its executive officers and key employees. The loss or unavailability of the services of any of its key personnel could have a material adverse effect on the Company. The Company’s success is also dependent upon its ability to attract and retain qualified personnel in all areas of its business, particularly management, research and development, sales and marketing and engineering. There can be no assurance that the Company will be able to continue to hire and retain enough qualified personnel. If the Company is unable to retain and attract such qualified personnel, its business, operating results and cash flow could be adversely affected.

Working Capital. The Company had cash and cash equivalents of approximately $1,880,010 at September 30,2025. The Company utilized $8,000,000 proceeds from the sale of common stock for equity to fund operating activities during the period ended September 30, 2025. The Company had current liabilities of $2,302,694 and working capital of $867,032. The Company believes that it may continue to experience operating losses and accumulate deficits in the foreseeable future. If we are unable to obtain financing to meet our cash needs, we may have to severely limit or cease our business activities or may seek protection from our creditors under the bankruptcy laws.

Requirements associated with being a reporting company will increase our costs significantly, as well as divert significant company resources and management attention.

We are now subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or the other rules and regulations of the SEC, or any securities exchange relating to public companies. The Sarbanes-Oxley Act of 2002, as amended, or Sarbanes-Oxley, as well as rules subsequently adopted by the SEC to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory “say on pay” voting requirements that apply to us. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the way we operate our business in ways we cannot currently anticipate. Compliance with the various reporting and other requirements applicable to public companies requires considerable time and attention of management. We cannot assure you that we will satisfy our obligations as a public company on a timely basis.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. In addition, as a public company, it may be more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our board of directors, our board committees, or as executive officers.

Penny Stock Rules. If the shares of the Registrant’s common stock are listed on The Nasdaq Stock Market or certain other national securities exchanges and the price thereof is below $5.00, then subsequent purchases of such securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on The Nasdaq Stock Market). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document required by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the requirements of the OTC Markets. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the U.S. Securities and Exchange Commission (SEC) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, including increased complexity resulting from our international expansion. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of management reports and independent registered public accounting firm audits of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures, and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our common stock.

A Small Number of Large Stockholders and Thinly Traded Market. A small number of our current stockholders hold a substantial number of shares of our common stock that they may sell in the public market. In addition, our common stock is thinly traded, and any significant sales of our common stock may cause volatility in our common stock price. Sales by our current stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock. We have also registered all shares of common stock that we may issue under our employee benefit plans. Accordingly, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws. If any of these stockholders cause many securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise capital in the future.

In addition, these stockholders, acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of this group of stockholders may not always coincide with our interests or the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders. As a result of their actions, or inaction our stock price may decline.

Substantial Competition and Effects of Technological Change. The industry in which the Company is engaged is subject to technological changes. There can be no assurance that Company’s systems can be upgraded to meet future innovations in the industry or that new technologies will not emerge, or existing technologies will not be improved, which would render the Company’s products obsolete or non-competitive. Many of our competitors enjoy significant competitive advantages over us, including greater name recognition; greater financial, technical and service resources; established relationships with healthcare professionals; established distribution networks; additional lines of products and the ability to offer rebates or bundle products to offer discounts or incentives; and greater resources for product development and sales and marketing. In addition, there can be no assurance that other established medical imaging companies, any of which would likely have greater resources than the Company, will not enter the market. There can be no assurance that the Company will be able to compete successfully against any of its competitors.

The downturn in the U.S. economy. Our revenues may be significantly impacted by the downturn in the U.S. economy. The slowing economy may also drive greater pricing pressures from our competition, increase the rate at which we lose business, or lead to disruptions in our supply chain, any of which would impede our ability to become profitable. Further, we cannot assure you that an improvement in economic conditions will result in an immediate, if at all positive, improvement in our operating results or cash flows.

Dependence upon third-party suppliers and the availability of certain radiopharmaceuticals. We rely on a limited number of third parties to manufacture and supply certain key components of our products. Alternative sources of production and supply may not be readily available. We have also outsourced production of our molecular imaging systems to a single contract manufacturer. If a disruption in the availability of parts, or in the operations of these suppliers were to occur, our business could be materially affected. For this reason, we have backup plans in place that are designed to prevent delays in production. If these plans are unsuccessful, delays in the production of systems for an extended period of time could cause a loss of revenue, which could significantly harm our business and results of operations. Our equipment involves the use of certain radiopharmaceuticals. If there are disruptions in the supply of these radiopharmaceuticals, that will cause us to cancel services that would otherwise be provided. If there is an inadequate supply of the necessary radiopharmaceuticals, we may be unable to sell our equipment, and our business may be harmed.

No Assurance of Market Acceptance. The Company’s systems involve new technology that competes with more established technologies. The purchase and installation of our system involve a significant capital expenditure on the part of the purchaser. A potential purchaser of our system must have an available patient base that is large enough to provide the utilization rate needed to justify such capital expenditure. There can be no assurance that the Company’s systems will be accepted by the target markets, or that the Company’s sales of systems will increase or that the Company will be profitable.

Proprietary Technology. The Company holds certain trade secret rights relating to various aspects of its technologies, which are of material importance to the Company and its future prospects. Competitors may be able to design alternative techniques or devices with functionalities that are comparable to ours. In the event a competitor infringes upon our intellectual property rights, litigation to enforce our intellectual property rights, even if successful, could be expensive and time consuming and could require significant time and attention from our management. Furthermore, there can be no assurance that the Company’s products will not infringe on any patents of others. We may not have sufficient resources to enforce our intellectual property rights or to defend against challenges from others.

In addition, the Company requires each of its consultants to enter into a confidentiality agreement designed to assist in protecting the Company’s proprietary rights. There can be no assurance that these agreements will provide meaningful protection or adequate remedies for the Company’s trade secrets or proprietary know-how in the event of unauthorized use or disclosure of such information, or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company’s trade secrets and proprietary know-how.

Government Regulation. We are directly, or indirectly through our clients, subject to extensive regulation by both the federal government and the states in which we conduct our business including: the federal Medicare and Medicaid anti-kickback laws, other Medicare laws, regulations, rules, manual provisions, and policies that prescribe the requirements for coverage and payment for services performed by us and our DIS customers; the federal False Claims statutes; the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA; the Stark Law; the Federal Food, Drug and Cosmetic Act; federal and state radioactive materials laws; state food and drug and pharmacy laws and regulations; state laws that prohibit the practice of medicine by non-physicians and fee-splitting arrangements between physicians and non-physicians; state scope-of-practice laws; and federal rules prohibiting the mark-up of diagnostic tests to Medicare under certain circumstances. If our customers are unable or unwilling to comply with these statutes, regulations, rules and policies, utilization rates of our services and products will decline and our business will be harmed.

We maintain a compliance program to identify and correct any compliance issues and remain in compliance with all applicable laws, to train employees, to audit and monitor our operations, and to achieve other compliance goals. Like most companies with compliance programs, we occasionally discover compliance concerns. In such cases, we take responsive action including corrective measures when necessary. There can be no assurance that our responsive actions will insulate us from liability associated with any detected compliance concerns.

If our past or present operations are found to be in violation of any of the laws, regulations, rules or policies described above or the other laws or regulations to which we or our customers are subject, we may be subject to civil and criminal penalties, damages, fines, exclusion from federal or state health care programs, or the curtailment or restructuring of our operations. Similarly, if our customers are found to be non-compliant with applicable laws, they may be subject to sanctions, which could have a negative impact on us. If we are excluded from federal or state health care programs, our customers who participate in those programs could not do business with us. Any penalties, damages, fines, curtailment or restructuring of our operations would adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, and damage our reputation.

All laws and regulations, including those specifically applicable to the Company, are subject to change. The Company cannot predict what effect changes in laws and regulations might have on its business. Failure to comply with applicable laws and regulatory requirements could have material adverse effect on the Company’s business, financial conditions, results of operations and cash flows.

Further, sales of medical devices outside the country may be subject to foreign regulatory requirements. These requirements vary widely from country to country. There is no assurance that the time and effort required to meet those varying requirements may not adversely affect Positron’s ability to distribute its systems in some countries.

No Dividends. The Company has never paid cash dividends on its common stock and does not intend to pay cash dividends on its common stock in the foreseeable future.

Evaluation of Disclosure and Controls and Procedures. We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined) in Exchange Act Rules 13a - 15(c) and 15d - 15(e)). Based upon that evaluation, our principal executive and financial officer concluded that, as of December 31, 2024, and September 30, 2025 our disclosure controls and procedures were not effective, (1) to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and (2) to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to us, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The term disclosure controls and procedures means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act (15 U.S.C. 78a, et seq.) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls over financial reporting will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.

Because we are a small company with a limited number of employees, there is an inherent issue of segregation of duties as experienced by all small companies. Our independent outside financial consultant assists us with our bookkeeping and reporting requirements and is segregated from our operations and management.

Because of inherent limitations in all control systems, internal control over financial reporting may not prevent or detect misstatements, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the registrant have been detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Material weakness identified:

●	The Company recognizes that due to its limited number of personnel, there are inherent challenges in achieving complete segregation of duties within the financial reporting process. Management continues to evaluate opportunities to enhance internal controls to mitigate these challenges and identifying and accounting for complex transactions.

●	The Company had not documented its risk assessment or entity level controls, or formalized our review level controls.

We cannot assure you that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the control deficiencies that led to our material weaknesses in our internal controls over financial reporting or that they will prevent or avoid potential future material weaknesses. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal controls over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our annual or interim financial statements.

Any failure to implement and maintain effective internal controls over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal controls over financial reporting that we will eventually be required to include in our periodic reports that are filed with the SEC. Ineffective disclosure controls and procedures and internal controls over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of common stock.

ITEM 1B. Unresolved Staff Comments

None.

ITEM 2. Financial Information

This registration statement on Form 10 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

Management’s discussion and analysis of results of operations and financial condition (“MD&A”) is a supplement to the accompanying condensed financial statements and provides additional information on Positron Corporation (“Positron” or the “Company’) business, current developments, financial condition, cash flows and results of operations.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our selected financial data and our financial statements and the accompanying notes included in this annual report. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs and involve risks, uncertainties and assumptions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and under the headings “Risk Factors” and “Forward-Looking Statements.”

Overview

Positron is a medical technology company that co-develops, manufactures and sells PET and PET-CT imaging systems, delivering high-performance, cost-effective molecular imaging solutions that empower healthcare providers to improve the diagnosis and treatment of cardiovascular disease and other critical conditions. By combining proprietary PET and PET-CT systems with comprehensive clinical and technical support, flexible financing, and a focus on operational efficiency, Positron makes advanced diagnostic imaging more accessible and sustainable for hospitals, outpatient centers, and physician practices.

With a specialization in cardiac PET imaging and a growing presence in oncology and neurology, Positron stands at the forefront of innovation in nuclear medicine. Its systems are designed to enhance patient outcomes, maximize system uptime, and reduce total cost of ownership—offering unmatched clinical value and economic advantage in today’s healthcare environment.

The Company believes its unique proprietary products & services, market position and strategy will lead to accelerated adoption and growth of the cardiac PET/PET-CT modality in the U.S. and emerging markets. Through leadership within our field, Positron intends to gain a dominant market position with strong earnings potential, ultimately becoming a sustained, long-term value creator for industry participants and our shareholders.

The Company

Positron Corporation is a medical technology company committed to advancing the PET imaging modality through the development, manufacturing, and commercialization of state-of-the-art PET and PET-CT (Positron Emission Tomography/Computed Tomography) imaging systems. With a strong focus on cardiac PET—the gold standard in nuclear cardiology—Positron provides cutting-edge solutions that enhance diagnostic accuracy, improve patient outcomes, and drive cost-effective care for healthcare providers across North America.

Positron’s imaging portfolio includes the Attrius PET and the 3D PET-CT 64-Slice systems, both designed to expand access to advanced molecular imaging. Additionally, Positron is preparing to introduce the Affinity PET-CT 4D 64-Slice scanner, further strengthening its role in the evolution of nuclear cardiology while positioning the company for entry into the oncology imaging market. These innovations, supported by Positron’s comprehensive clinical and technical services, enable nuclear cardiologists and imaging specialists to fully leverage PET technology for superior diagnostic capabilities.

PET vs. SPECT

There are two main imaging modalities utilized in nuclear cardiology: Single Photon Emission Computed Tomography, or SPECT, and Positron Emission Tomography, or PET.

In myocardial perfusion imaging, PET has been proven to be superior in sensitivity and specificity when compared to SPECT, the more commonly utilized modality. Cardiac PET scans, with Rb-82 Chloride or Nitrogen-13 Ammonia (N-13), result in a lower patient radiation exposure and capable of performing superior quantitative measurements such as coronary flow reserve. Cardiac PET imaging has been shown to provide a 50% reduction in invasive coronary arteriography and coronary artery bypass grafting, leading to a 30% costs savings and improved clinical outcomes, when compared to SPECT (M.E. Merhige, M.D., et al. Journal Nuclear Medicine 2007; 48:1069-1076).

The cardiac PET equipment market is much smaller than SPECT but has seen significant growth during the last two decades. Based on Company estimates there were approximately 600+ PET & PET-CT scanners performing nuclear cardiology within the U.S. in 2024, a 3000% increase over the past two decades.

Barriers to entry

For many years, one of the major constraints for adoption of this modality had been the high cost of PET and PET-CT scanners. Many practices and hospitals could not justify the cost of a new system for cardiac studies. The Company believes its PET and PET-CT systems are the most cost effective system available on the market. Other system manufacturers offer PET-CT cameras, which have a significantly higher purchase price.

For many years, a major constraint for the cardiac PET market has been a high cost of PET and PET-CT. Positron Corporation has reduced the buyers’ barriers to entry through its molecular imaging PET and PET-CT systems.

Our Market

According to the U.S. Department of Health and Human Services, there are more than 31,000 cardiovascular diseases specialists in the U.S.. This is the target market for our products and services, as well as hospitals in the United States that performs or could perform nuclear cardiac procedures.

Cardiac Nuclear medicine helps in the diagnosis, management and prevention of cardiovascular disease (CVD) in patients. Radiopharmaceuticals are injected into a patient to provide the most accurate, non-invasive test for identifying narrowed coronary arteries, mild cholesterol build-up or diffuse coronary vascular disease, conditions that are responsible for almost all heart attacks.

Cardiovascular disease accounts for a substantial share of U.S. health spending. According to the CDC, about one in every eight dollars spent on healthcare, approximately 12% goes toward cardiovascular conditions such as heart disease and stroke.

Additionally, the American Heart Association reported that between 2020 and 2021, direct healthcare costs for cardiovascular disease and stroke totaled $417.9 billion, on top of $184 billion in lost productivity, representing a significant portion of overall national health expenditures

Market Potential

According to American Heart Association, more than one out of every five U.S. adults currently live with one or more types of cardiovascular disease (CVD). CVD is the leading cause of death in the United States and constitutes 12% of overall national health expenditures -the largest cost among diagnostic groups. (American Heart Association). Direct CVD costs are projected to increase from $251 billion in 2023 to $818 billion in 2030, and indirect costs (due to lost productivity) – from $156 billion in 2010 to $276 billion in 2030 (National Institutes of Health (NIH)).

Diagnostic imaging facilitates the early diagnosis of diseases and disorders, potentially minimizing the scope, cost and amount of care required, and potentially reducing the need for more invasive procedures. Nuclear imaging uses very low-level radioactive material, called radiopharmaceuticals, injected into a patient. The radiopharmaceuticals are specially formulated to concentrate temporarily in the specific part of the body to be studied. The radiation signals emitted by the materials are then converted into an image of the body part or organ. Nuclear imaging, in contrast to other diagnostic imaging modalities, shows not only the anatomy or structure of an organ or body part, but also its function—including blood flow, organ function, metabolic activity and biochemical activity. In cardiology, nuclear medicine provides the most accurate non-invasive tests for identifying narrowed coronary arteries, mild cholesterol build-up or diffuse coronary vascular disease that are responsible for most heart attacks. Management of coronary disease (CAD) currently utilizes noninvasive diagnostic testing as a ‘‘gatekeeper’’ and invasive coronary arteriography, when results are abnormal, to provide a definitive diagnosis of CAD. There are two major modalities in nuclear medicine imaging - Single Photon Emission Computed Tomography (SPECT) and Positron Emission Tomography (PET) - both of which are used for cardiovascular procedures.

In myocardial perfusion imaging, PET has been proven to be superior in sensitivity and specificity when compared to SPECT, the more commonly utilized modality. Cardiac PET scans, with Rubidium-82 Chloride (Rb-82) or Nitrogen-13 Ammonia (N-13) as well as the soon to be released F-18 Flurpiridaz tracer, result in a lower patient radiation exposure and are capable of performing superior quantitative measurements such as coronary flow reserve. Cardiac PET imaging has been shown to provide a 50% reduction in invasive coronary arteriography and coronary artery bypass grafting, leading to a 30% costs savings and improved clinical outcomes, when compared to SPECT (M.E. Merhige, M.D., et al., Journal Nuclear Medicine 2007; 48: 1069-1076).

Market Size & Growth (Total Nuclear Imaging Market)

●	The U.S. molecular imaging market is projected to increase from $2.85 billion in 2024 to $4.69 billion by 2032, growing at a CAGR of 6.7% over 2023–2032.

●	U.S. PET scanner market alone is expected to grow from $613 million in 2023 to $873 million by 2030, at a CAGR of 5.2%.

●	The U.S. PET/CT market is estimated to reach $2.81 billion by 2034, representing 56.3% of global PET/CT system sales.

Segment Highlights

●	49% of cardiac SPECT users are expected to convert to cardiac PET-CT over the next 3-5 years.

●	PET-CT systems are the fastest-growing modality; already the largest revenue driver within local PET scanner spend.

●	Growth extends beyond cardiology into oncology and neurology, driven by expanded clinical applications for PET/CT market.

Hospitals constitute ~60% of imaging device volume, with diagnostic centers and mobile units contributing in smaller but growing shares. *Grandview Research

Although positron emission tomography (PET) offers significantly higher diagnostic accuracy and has demonstrated potential to reduce long-term healthcare costs, the nuclear cardiology imaging market has historically been dominated by single-photon emission computed tomography (SPECT). This longstanding imbalance has been largely driven by the lower capital cost of SPECT cameras and historically favorable reimbursement rates for cardiac SPECT procedures.

However, the market landscape is undergoing substantial change. Recent increases in reimbursement rates for cardiac PET procedures, coupled with the growing availability of PET radiopharmaceuticals, including new market entrants—are improving the economic viability of cardiac PET. At the same time, reductions in SPECT reimbursement rates and global supply constraints of molybdenum-99 (Mo-99), a critical isotope used in SPECT imaging, are accelerating the shift toward PET. These market dynamics are expected to enhance the competitiveness of PET technology and support increased adoption among cardiologists and healthcare providers.

Based on the Company’s estimations, there were approximately 3,000 PET and PET-CT scanners in the U.S. in 2024 with ~20% performing cardiac PET studies.

Results of Operations

Results of operations for the nine months ending September 30, 2025 and 2024.

Revenues - Revenues for the nine months ended September 30, 2025, were $350,452 as compared to $451,500 for the nine months ended September 30, 2024. The decrease in revenue was based on a customer opting for time and materials service agreements vs fixed annual services agreement.

Costs of Sales - Costs of sales for the nine months ended September 30, 2025, were $1,146,626 compared to $659,175 for the nine months ended September 30, 2024, due to additional personnel and expenses related to product launch.

General and Administrative Expenses – The Company’s operating expenses were $2,803,258 for the nine months ended September 30, 2025, compared to $906,831 for the nine months ended September 30, 2025 2025 was due to expanded sales and marketing, hardware/software upgrades to existing systems, business development, consultants and corporate operations. The Company recorded $177,000 in stock based compensation in 2025 for digital marketing services.

Other Expenses – During the nine months ended September 30, 2025 and 2024, the Company recorded other expenses of $102,631 and $134,977, respectively. Other expenses include interest expense, amortization of debt discount and loss on lease termination.

Interest expense was $95,091 and $103,300 for the nine months ended September 30, 2025 and 2024, respectively.

Amortization of debt discount expense was $0 and $31,677 for the nine months ended September 30, 2025 and 2024, respectively.

Loss on lease termination was $15,018 and $0 for the nine months ended September 30, 2025 and 2024, respectively.

During the nine months ended September 30, 2025, and 2024, the Company recorded interest income of $7,478 and $0.

Net Loss - For the nine months ended September 30, 2025, the Company had a net loss of $3,702,063, or ($0.12) per share, compared to a net loss of $1,249,483, or ($0.05) per share, for the nine months ended September 30, 2024.

Liquidity and Capital Resources

Since inception, the Company has sustained substantial losses. Revenues have also fluctuated significantly from year to year. The Company had an accumulated deficit of $138,035,750 at September 30, 2025. The Company will need to continue to increase sales and/or rental of systems and services to achieve profitability in the future. Recently the Company has achieved several sales milestones and expects the acceptance and demand of its new products will have a positive impact on the sales & service volumes and increased net margins for its future success, however, there is no assurance that the Company will be successful with sales in the future.

The Company’s ability to achieve its objectives is dependent on its ability to sustain and enhance its revenue stream and/or to raise capital until such time as the Company achieves profitability. To date, management has been successful in raising capital as needed for the continued operations of the Company. There is no guarantee that management will be able to continue to raise capital if needed in the future, and if able to raise these funds, obtaining this capital may not be on favorable terms.

The Company has cash on hand of $1,880,010 at September 30, 2025. The Company does not expect to generate sufficient revenues and positive cash flow from operations sufficiently to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on the basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the current year.

●	Expand its reach within nuclear cardiology with the launch of our PET-CT system which provides greater features and functions now available to nuclear cardiologists and their diagnostic capabilities.

●	Enter the vast oncology market with its new PET-CT system with a faster, smaller, more economical solution for practices, hospitals, and patients.

●	Explore and execute prospective strategic and partnership opportunities; and

●	Pursue to “Up-List” to a more prominent publicly reporting exchange with OTC Markets.

At September 30, 2025, the Company had current assets of $3,169,726 and total assets of $3,827,091 compared to December 31, 2024, when current assets were $1,352,451 and total assets were $1,800,530. The increase in current assets is attributable primarily to an increase in cash during 2025.

Current liabilities at September 30, 2025, were $2,302,694 compared to $2,432,953 at December 31, 2024. At September 30, 2025, and December 31, 2024, current liabilities were largely comprised of accounts payable and accrued expenses with 3rd parties and related parties, deferred revenues, notes and other debt as well as its operating lease.

Net cash used in operating activities during the nine months ended September 30, 2025, was $3,363,257 compared to $1,097,778 used in operating activities during the nine months ended September 30, 2024.

Net cash used in investing activities during the nine months ended September 30, 2025, was $76,524 compared to $75,000 used in investing activities during the nine months ended September 30, 2024.

Net cash provided by financing activities was $5,250,000 and $1,300,000 for the nine months ended September 30, 2025, and 2024, respectively. During the nine months ended September 30, 2025, cash from financing activities was comprised of $8,000,000 from sales of common stock, $100,000 proceeds from note payable – related party, $350,000 repayments on notes payable – related party, and $2,500,000 cash paid to repurchase and retire common stock.

Results of operations for the years ending December 31, 2024 and 2023

Revenues - Revenues for the year ended December 31, 2024, were $587,500 as compared to $734,666 for the year ended December 31, 2023. The decrease in revenue was based on customer(s) opting for time and materials service agreements vs fixed annual services agreements.

Costs of Sales - Costs of sales for the year ended December 31, 2024, were $929,484 compared to $1,088,131 for the year ended December 31, 2023. The decrease in expenses was based on improved economies of scale.

General and Administrative Expenses - The Company’s operating expenses were $1,863,029 for the year ended December 31, 2024, compared to $1,006,286 for the year ended December 31, 2023. The Company recorded $525,000 in stock based compensation in 2024 for consulting services associated with entering new markets for the Company’s PET-CT imaging solution.

Other Expenses – During the years ended December 31, 2024, and 2023, the Company recorded other expenses of $174,079 and $277,952, respectively.

Interest expense was $142,402 and $144,656 for the years ended December 31, 2024, and 2023, respectively.

Amortization of debt discount expense was $31,677 and $133,296 for the years ended December 31, 2024, and 2023, respectively.

Net Loss - For the year ended December 31, 2024, the Company had a net loss of $2,379,092, or ($0.09) per share, compared to a net loss of $1,637,703, or ($0.07) per share, for the year ended December 31, 2023.

Liquidity and Capital Resources

Since inception, the Company has sustained substantial losses. Revenues have also fluctuated significantly from year to year. The Company had an accumulated deficit of $134,333,687 at December 31, 2024. The Company will need to continue to increase sales and/or rental of systems and services to achieve profitability in the future. Recently the Company has achieved several sales milestones and expects the acceptance and demand of its new products will have a positive impact on the sales & service volumes and increased net margins for its future success, however, there is no assurance that the Company will be successful with sales in the future.

The Company’s ability to achieve its objectives is dependent on its ability to sustain and enhance its revenue stream and/or to raise capital until such time as the Company achieves profitability. To date, management has been successful in raising capital as needed for the continued operations of the Company. There is no guarantee that management will be able to continue to raise capital if needed in the future.

The Company has cash on hand of $69,791 at December 31, 2024. The Company does not expect to generate sufficient revenues and positive cash flow from operations sufficiently to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on the basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the current year.

●	Expand its reach within nuclear cardiology with the launch of our PET-CT system which provides greater features and functions now available to nuclear cardiologists and their diagnostic capabilities.

●	Enter the vast oncology market with its new PET-CT system with a faster, smaller, more economical solution for practices, hospitals, and patients.

●	Explore and execute prospective strategic and partnership opportunities; and

●	Pursue to “Up-List” to a more prominent publicly reporting exchange with OTC Markets.

At December 31, 2024, the Company had current assets of $1,352,451 and total assets of $1,800,530 compared to December 31, 2023, when current assets were $1,381,382 and total assets were $1,767,651. The increase in current assets is attributable primarily to an increase in deposits during 2024.

Current liabilities at December 31, 2024, were $2,432,953 compared to $2,233,797 at December 31, 2023. At December 31, 2024, and 2023, current liabilities was largely comprised of accounts payable and accrued expenses with 3rd parties and related parties, deferred revenues, notes and other debt as well as its operating lease.

Net cash used in operating activities during the year ended December 31, 2024, was $1,730,862 compared to $1,595,683 used in operating activities during the year ended December 31, 2023.

Net cash provided by financing activities was $1,700,000 and $1,625,000 for the years ended December 31, 2024, and 2023, respectively. During the year ended December 31, 2024, cash from financing activities was comprised of $1,400,000 from sales of common stock and $300,000 from proceeds related to the issuance of a note payable.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Recently Issued Accounting Standards

Pronouncements issued by the FASB or other authoritative accounting standards group with future effective dates are either not applicable or not significant to the financial statements of the Company.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities and related disclosure of contingent assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the applicable period. Actual results may differ from these estimates under different assumptions or conditions.

We define critical accounting policies as those that are reflective of significant judgments and uncertainties, and which may potentially result in materially different results under different assumptions and conditions. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. These estimates are subject to an inherent degree of uncertainty. Our critical accounting policies include the following:

Financial Instruments with Characteristics of Both Liabilities and Equity

The Company evaluates equity or liability classification for freestanding financial instruments, including convertible preferred stock, warrants, and options, pursuant to the guidance under FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). The Company classifies as liabilities all freestanding financial instruments that are (i) mandatorily redeemable, (ii) represent an obligation to repurchase the Company’s equity shares by transferring assets, or (iii) represent an unconditional obligation (or conditional obligation if the financial instrument is not an outstanding share) to issue a variable number of shares predominantly based on a fixed monetary amount, variations in something other than the fair value of the Company’s equity shares, or variations inversely related to changes in fair value of the Company’s equity shares.

If a freestanding financial instrument does not represent an outstanding equity share and does not meet liability classification under ASC 480, the Company then assesses whether the freestanding financial instrument is indexed to its own stock and meets equity classification pursuant to FASB ASC 815-40, Derivatives and Hedging (“ASC 815”). The Company further assesses whether the freestanding financial instruments should be classified as temporary equity. Freestanding financial instruments that are redeemable for cash or other assets at a fixed or determinable date, at the option of the holder, or upon the occurrence of an event are classified in temporary equity in accordance with FASB ASC 480. Otherwise, the freestanding financial instruments are classified in permanent equity.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers, as amended by ASU 2014-09. Under ASC 606, revenue is recognized when control of the promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Nature of Services

The Company generates revenue from clinical, technical, and maintenance service contracts, which provide customers with ongoing product support. These contracts contain a single distinct performance obligation and are generally structured as automatically renewable agreements unless terminated within ninety (60) days after the first year.

The Company follows the five-step revenue recognition model:

1. Identify the Contract with a Customer

A contract exists when the following criteria are met:

●	The contract creates enforceable rights and obligations between the Company and the customer.

●	The contract has commercial substance, meaning it affects the Company’s cash flow.

●	The payment terms are identified, and the consideration is determinable.

●	It is probable that the Company will collect the consideration in exchange for the services transferred.

Contracts for maintenance services meet these criteria. The Company assesses collectability based on historical payment trends and credit risk.

2. Identify the Performance Obligations in the Contract

A performance obligation is a distinct service promised in the contract that is both capable of being distinct and distinct in the context of the contract.

The Company provides customers with ongoing maintenance services, which include:

●	Priority response

●	24/7 clinical and service support

●	Parts, services, preventative maintenance, and software upgrades

●	Uptime guarantees

●	Remote access diagnostic/maintenance capabilities

●	Daily quality assurance inspection

●	Continued physician and technician applications training

These elements are considered a single performance obligation, as they are not separately identifiable within the contract and are integrated into an overall maintenance service. These services are combined into a single obligation and not disaggregated.

3. Determine the Transaction Price

The transaction price is the amount of consideration the Company expects to receive in exchange for fulfilling its maintenance service obligations.

Considerations in determining the transaction price include:

●	Fixed consideration – The contract price is clearly stated.

●	No variable consideration – The Company does not offer refunds, rebates, or pricing incentives.

●	No financing component – Fees for maintenance contracts are typically billed in advance on a monthly basis, with payment due within 30 days. The Company applies the practical expedient to exclude any financing component for contracts with payment terms of one year or less.

4. Allocate the Transaction Price to Performance Obligations

For maintenance contracts, the entire transaction price is allocated to the single performance obligation. Because each contract consists of a singular integrated maintenance service, there is no need for further allocation.

5. Recognize Revenue When (or As) Performance Obligations Are Satisfied

Revenue is recognized over time as the Company satisfies its performance obligations.

●	Maintenance Contracts: The performance obligation is satisfied evenly over the contract period, as services are rendered on a continual basis.

●	The Company recognizes revenue monthly as services are provided, and there are no remaining performance obligations at the end of each month.

Revenue is not recognized based on invoicing dates but rather based on the satisfaction of performance obligations.

Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct service to the customer and represents the unit of account under FASB ASC 606.

●	The Company tracks performance obligations at contract inception to monitor and account for them over the contract’s life.

Principal vs. Agent Considerations

In evaluating whether the Company acts as a principal or agent in maintenance service transactions.

The Company has determined that it is acting as a principal in providing maintenance services, based on the following factors:

●	The Company controls the service before it is transferred to the customer.

●	The Company has discretion in pricing, as it sets the contract price.

●	The Company is responsible for fulfilling the contractual obligation to provide maintenance services.

●	The Company bears the risk of fulfilling performance obligations and ensuring uptime guarantees.

Based on these factors, the Company recognizes revenue on a gross basis as the principal in maintenance service transactions.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent amounts received from customers before the satisfaction of performance obligations and are subsequently recognized as revenue upon fulfillment.

●	The Company discloses contract balances related to deferred revenue when applicable.

●	Timing of invoicing may differ from timing of revenue recognition, resulting in contract liabilities (deferred revenue) on the balance sheet.

Related Parties

The Company defines related parties in accordance with ASC 850, “Related Party Disclosures,” and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

●	Principal owners of the Company.

●	Members of management (including directors, executive officers, and key employees).

●	Immediate family members of principal owners and members of management.

●	Entities affiliated with principal owners or management through direct or indirect ownership.

●	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

●	The nature of the relationship between the parties.

●	A description of the transaction(s), including terms and amounts involved.

●	Any amounts due to or from related parties as of the reporting date.

●	Any other elements necessary for a clear understanding of the transactions’ effects on the financial statements.

Disclosures are made in accordance with ASC 850-10-50-1 through 50-6 and SEC Regulation S-X, Rule 4-08(k), which requires registrants to disclose material related party transactions and their effects on the financial position and results of operations.

Information Regarding and Factors Affecting Forward Looking Statements

The Company is including the following cautionary statement in this Annual Report on Form 10-K to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward looking statements made by, or on behalf of the Company. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward looking statements and, accordingly, involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements.

The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward looking statements: the ability of the Company to attain widespread market acceptance of its systems; the ability of the Company to obtain acceptable forms and amounts of financing to fund future operations; demand for the Company’s services; and competitive factors. The Company disclaims any obligation to update any forward looking statements to reflect events or circumstances after the date hereof.

ITEM 3. Properties

On July 8, 2025, the Company entered into a lease agreement (the “Lease”) with GMA properties, LLC, a New York limited liability company (the “Lessor”) for the Company’s corporate headquarters, systems showroom, parts warehouse and testing facility. The amount of leased space at this location in North Tonawanda, New York is approximately 6,000 square feet.

The Company has a month to month operating lease for its Houston office where the Company tests components and maintains inventory parts. Monthly rent on the facility is $1,000.

ITEM 4.  Security Ownership of Certain Beneficial Owners and Management.

The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the beneficial ownership of the Company’s voting securities by (i) all those known by the Company to be beneficial owners of more than 5% of the Company’s voting securities; (ii) each director (iii) the Company’s Chief Executive Officer and the four other highest paid executive officers (the “Named Executive Officers”); and (iv) the directors and executive officers as a group.

Name of Beneficial Owner		Title of Class	Beneficial Ownership (a)	Number of Shares Subject to Options, Warrants and Convertible Preferred Stock Exercisable	Percent of Class (b)
Adel Abdullah		Common			* %
Aaron Hargrave		Common			* %
Tis Prager	(c)	Common	6,573,373		21%

All Directors and Executive Officers as a Group (3 Persons)

TISU Investments	(c)	Common	6,573,373	—	21%
George Ortiz	(e)	Common	5,875,000	—	19%
Baltisches Haus Ltd	(f)	Common	5,500,000	—	18%

* Does not exceed 1% of the referenced class of securities.

(a) Security ownership is direct unless indicated otherwise. Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and/or information made known to the Company.

(b) For each shareholder, the calculation of beneficial ownership is based upon 31,405,008 shares of Common Stock outstanding as of November 12, 2025, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The address for all officers and directors of the Company is 3784 Commerce Court, North Tonawanda, NY 14120.

(c) Held by Tisu Investments over which Tis Prager holds voting and dispositive control. The address for Tisu Investments is Peteracher 14, 8126 Zumikon, Switzerland.

(d) Tis Prager holds voting and dispositive control over the shares held by Tisu Investments. The address for Tisu Investments is Peteracher 14, 8126 Zumikon, Switzerland.

(e) The address for Mr. Ortiz is 28 Boulevard dr Belgique, Monaco MC 98000.

(f) Mr. Ortiz holds voting and dispositive control over the shares held by Baltisches Haus Ltd. The address for Baltisches Haus Ltd is Peveril Square, Douglas IM99 1RZ Isle of Man.

Item 5. Directors and Executive Officers.

The following table sets forth: (1) names and ages of all persons who presently are and who have been selected as directors and executive officers of the Registrant; (2) all positions and offices with the Registrant held by each such person; (3) any period during which he or she has served as such:

Name	Age	Position with the Company
Adel Abdullah	52	President and Chairman of the Board
Aaron Hargrave	40	Vice President
Tis Prager	77	Director

Directors are elected annually and serve until the next annual meeting and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Adel Abdullah. Mr. Abdullah was appointed by the Board of Directors to serve as the Company’s President and Chairman of the Board of Directors on March 12, 2018. Mr. Abdullah previously served as Positron’s Chief Technical Officer from 2009 to 2018. Mr. Abdullah also serves on the Board of Directors of Neusoft Positron Medical Systems Co., Ltd., a joint venture with Neusoft Medical Systems of China that performs R&D and manufactures the Company’s PET and PET-CT products. Mr. Abdullah earned a Master of Business Administration from the University of Arizona and holds degrees in Aerospace and Mechanical engineering. Throughout his tenure, Mr. Abdullah has guided Positron customers through more than 10,000 cardiac PET scans and brings to the Company a distinctive combination of business, clinical and technical expertise. The Company’s principal shareholders have recognized that Mr. Abdullah’s extensive experience in PET technology, clinical operations and industry leadership makes him exceptionally qualified to serve on the Board of Directors.

Aaron Hargrave. Mr. Hargrave joined Positron in October of 2010 as a Clinical Applications Specialist and currently serves as the Company’s Vice President. Mr. Hargrave is a Certified Nuclear Medicine Technologist with extensive experience in PET imaging across cardiac, oncologic, and neurologic applications. Over his tenure at Positron, he has supported more than 10,000 PET scans, contributing significant clinical and technical expertise to the Company’s healthcare imaging customers. Mr. Hargrave earned a Bachelor of Science degree in Nuclear Medicine Technology and Master of Business Administration. from University at Buffalo. In addition to managerial responsibilities, Mr. Hargrave provides clinical and software support and training for Positron’s clients, with a focus on optimizing image quality, enhancing system performance and promoting excellence in clinical practice and diagnostic results.

Tis Prager. Dr. Tis Prager has been a key investor and supporter of Positron since 2010. Dr. Prager brings more than 40 years of experience advising entrepreneurs, with a specialized focus on business succession planning and management of personal and corporate assets. Dr. Prager possesses extensive expertise in corporate and tax law and has significant experience in the administration and oversight of large asset portfolios. Dr. Prager currently serves as Chairman of Hotel Zürich AG (Marriott), Scherer & Bühler AG, and, on a pro bono basis, the KEDA Foundation, which founded the CULINARIUM ALPINUM. His prior directorships with companies including Hilti AG, Bourquin SA, and IE Engineering AG further highlight his extensive background in corporate strategy and governance.

AUDIT COMMITTEE.

Our Board of Directors does not have a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the Board acts as the audit committee within the meaning of the “Exchange Act. The Company intends on establishing an Audit Committee composed of independent directors of the Company. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of independent auditors to audit the Company’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would always be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

CODE OF ETHICS

We have adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics. Our code of ethics is filed as an exhibit to this Form 10.

Item 6. Executive Compensation.

Summary Compensation Table

The following Summary Compensation Table shows certain compensation information for each of the Named Executive Officers. Compensation data is shown for the years ended December 31, 2024 and 2023. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Option Awards (c)		Nonequity incentive plan	All other compensation	Total

Adel Abdullah	2024	$160,000	$—	$0—		$—	$0—	$0—	$160,000
President	2023	$160,000	$—	$0—	$		$0—	$0—	$160,000

Aaron Hargrave	2024	$100,000	$—	$0—	$		$0—	$0—	$100,000
Vice-President	2023	$100,000	$—	$0—	$		$0—	$0—	$100,000

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2024.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Adel Abdullah		—	$		—	—	—	—
		—	$		—	—	—	—
Aaron Hargrave		—	$		—	—	—	—
		—	$		—	—	—	—

Equity Compensation Plan Information

The following table summarizes share and exercise information about the Company’s equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities included in column 1)
Stock Options	10,000,000	$.00	—
Common Stock	0	0

SUMMARY OF EQUITY COMPENSATION PLANS

Equity-Based Compensation

Key Employee Incentive Compensation.

The Company has an incentive compensation plan for certain key employees. The incentive compensation plan provides for annual bonus payments based upon achievement of certain corporate objectives as determined by the Company’s Board of Directors. During 2024, the Company did not pay any bonus pursuant to the incentive compensation plan.

2021 Equity Incentive Plan

In May 2021, Positron’s Board of Directors (the “Board”) adopted the 2021 Equity Incentive Plan ("2021 Plan”). The plan authorizes issuance of a total of 10,000,000 options to purchase common stock shares. The purpose of the 2021 Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders.

The 2021 Plan provides for the direct issuance of Awards including stock options, restricted stock awards and unrestricted stock awards. All of the Company’s employees, officers and directors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future), as well as all of the Company’s consultants and advisors that are natural persons, are eligible to the awards under the 2021 Plan. The administrator is authorized to determine the terms of each award granted under the plan, including the number of shares, exercise price, term and exercisability. Stock and options may be granted for services rendered or to be rendered. A total of 10,000,000 shares of Common Stock has been authorized for issuance under the 2021 Plan. As of the period reported, no awards have been issued under the 2021 Plan.

Compensation of Directors

Directors who are also employees of the Company receive no fees for services provided in that are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

Non-Employee Director Compensation

During the year ended December 31, 2024, and 2023, our Non-Employee Directors received no compensation from the Company. Non-Employee Directors continue to be reimbursed for their reasonable expenses associated with attending board and committee meetings.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

At December 31, 2024, the Company had deposits in the amount of $100,000 paid to Neusoft for PET-CT system(s) for which the Company has contracted.

Director Independence

We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

The Board has determined that one Mr. Prager meets this definition of independence.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Company’s common stock is currently traded and quoted on the OTC Markets under the symbol “POSC”.

The following range of the high and low reported closing sales prices for the Company’s common stock for each quarter in 2024 and 2023, all as reported on the NASDAQ OTC Bulletin Board. These quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	2024		2023
	High	Low	High	Low
First Quarter	$1.60	$1.00	$2.05	$1.70
Second Quarter	$1.36	$.88	$2.25	$1.00
Third Quarter	$1.35	$.90	$1.97	$1.12
Fourth Quarter	$1.20	$.92	$1.70	$.87

Holders

As of November 12, 2025, there were 489 holders of the Company’s common stock.

Dividends

The Company has not paid any dividends to date and has no plans to do so in the immediate future.

Item 10. Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

During the fiscal years ended December 31, 2024, 2023 and 2022,and as of September 30, 2025, the Company issued the following securities exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. No underwriting or other compensation was paid in connection with these transactions:

2025

In March 2025, the Company issued an aggregate of 8,000,000 shares of Common Stock for the purchase price of $8,000,000.

In May 2025, the Company issued 100,000 shares of common stock to a consultant for services rendered, having a fair value of $177,000.

2024

The Company issued 1,500,000 shares of common stock for the purchase price of $1,400,000.

The Company issued 500,000 shares of common stock to a consultant for services rendered, having a fair value of $525,000.

2023

In August 2023, the Company issued an aggregate of 1,500,000 shares of Common Stock for the purchase price of $1,375,000.

Unless noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and rules promulgated there under. Each of the above-referenced investors in our stock represented to us in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered

Description of Securities

Common Stock

Number of Authorized and Outstanding Shares. The Company’s Certificate of Formation, as amended, authorizes the issuance of 100,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of which 31,405,008 shares were outstanding as of the date of this filing. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove of any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for the development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, (212) 509-5586.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Item 12. Indemnification of Directors and Officers.

As authorized by Chapter 8 of the Texas Business Organizations Code, we may indemnify our officers and directors (and our former officers and directors) against expenses incurred by such persons in connection with any (A) threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative; (B) an appeal of an action or proceeding described by (A); and (C) an inquiry or investigation that could lead to an action or proceeding described by (A), involving such persons in their capacities as officers and directors, if it is determined in accordance with the Texas Business Organizations Code that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Under Texas law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.

Additionally, our Bylaws (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Certificate of Formation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement, beginning with the Index to Financial Statements and which are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 10, 2025, the Company engaged Freed Maxick P.C. as its independent registered accounting firm.

Item 15. Financial Statements and Exhibits.

Exhibits	Description	Filed / furnished / incorporated by reference from	Incorporated by reference from exhibit	Date filed
3.1	Certificate of Formation	Schedule 14C	A	November 18, 2014
3.2	Amended and Restated Bylaws	Form S-3	3.2	June 12, 1996
4.1	Specimen Stock Certificate of the Registrant	Form 10-KSB	4.1	March 31, 1995
4.2	Statement of Designation Establishing Series B Preferred Stock of Positron Corporation dated September 30, 2006	Form 10-K/A	4.7	March 4, 2011
10.1	International Distribution Agreement dated as of November 1, 1992, by and between Positron Corporation and Batec International, Inc.	Form S-3	10.3	June 12, 1996
10.2* †	Business Cooperation Agreement dated as of January 15, 2022 between Positron Corporation and Neusoft Medical Systems Co., Ltd.
10.3*	Project Agreement No. 1 dated as of January 15, 2022 between Positron Corporation and Neusoft Medical Systems Co., Ltd.
10.4*	Novation Agreement dated as of July 17, 2023 between Positron Corporation, Neusoft Medical Systems Co., Ltd. And Shenyang Intelligent Medical Technology Co., Ltd.
10.5*	Form of Subscription Agreement
14.1	Code of Conduct and Ethics	Form 10-K/A	14.1	December 23, 2010
21*	List of Subsidiaries
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Schema Document.
101.CAL*	Inline XBRL Calculation Linkbase Document.
101.DEF*	Inline XBRL Definition Linkbase Document.
101.LAB*	Inline XBRL Label Linkbase Document.
101.PRE*	Inline XBRL Presentation Linkbase Document.

* Filed herewith

† Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K, and the Registrant agrees to furnish to the SEC a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POSITRON CORPORATION

Date: November 12, 2025

	By:	/s/ Adel Abdullah
Adel Abdullah
President (principal executive and financial officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adel Abdullah	President and Chairman	November 12, 2025
ADEL ABDULLAH	(Principal Executive and Financial Officer)

/s/ Aaron Hargrave	Vice President	November 12, 2025
AARON HARGRAVE

/s/ Tis Prager	Director	November 12, 2025
TIS PRAGER

POSITRON CORPORATION AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Positron Corporation:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Positron Corporation (the Company) as of December 31, 2024 and 2023, the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years then ended and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We did not identify any critical audit matters during the current period audit.

/s/ Freed Maxick P.C.

We have served as the Company's auditor since 2025.

Buffalo, New York

September 23, 2025

Positron Corporation

Balance Sheets

	December 31, 2024	December 31, 2023

Assets

Current Assets
Cash	$69,791	$100,653
Accounts receivable	16,667	22,067
Inventory	1,256,862	1,256,862
Prepaids and other	9,131	1,800
Total Current Assets	1,352,451	1,381,382

Property and equipment - net	34,103	56,158

Operating lease - right-of-use asset	38,976	55,111

Deposits	375,000	275,000

Total Assets	$1,800,530	$1,767,651

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$7,693	$21,459
Accounts payable and accrued expenses - related party	326,030	191,343
Deferred revenue	66,330	24,664
Note payable - related party - net	1,450,000	1,418,325
Operating lease liability	19,900	15,006
Convertible advance payable	563,000	563,000
Total Current Liabilities	2,432,953	2,233,797

Long Term Liabilities
Operating lease liability	24,302	44,202
Total Long Term Liabilities	24,302	44,202

Total Liabilities	2,457,255	2,277,999

Commitments and Contingencies (Note 6)	-

Stockholders’ Deficit
Series A, preferred stock - $1 par value; 8% cumulative, convertible, redeemable;
5,450,000 shares authorized; 435,085 and 435,085 shares issued and outstanding, respectively	435,085	435,085
Series B, preferred stock - $1 par value; convertible, redeemable;
9,000,000 shares authorized; 192,000 and 192,000 shares issued and outstanding, respectively	192,000	192,000
Common stock - $0.0001 par value, 6,000,000,000 shares authorized
27,305,008 and 24,930,008 shares issued and outstanding, respectively	2,731	2,493
Additional paid-in capital	133,047,521	130,815,044
Accumulated deficit	(134,333,687)	(131,954,595)
Less: treasury stock at cost - 750 and 750 shares, respectively	(375)	(375)
Total Stockholders’ Deficit	(656,725)	(510,348)

Total Liabilities and Stockholders’ Deficit	$1,800,530	$1,767,651

The accompanying notes are an integral part of these financial statements

Positron Corporation

Statements of Operations

	For the Years Ended December 31,
	2024	2023

Sales	$587,500	$734,666

Cost of sales	929,484	1,088,131

Gross loss	(341,984)	(353,465)

General and administrative expenses	1,863,029	1,006,286

Loss from operations	(2,205,013)	(1,359,751)

Other expense
Interest expense	(142,402)	(144,656)
Amortization of debt discount	(31,677)	(133,296)
Total other expense	(174,079)	(277,952)

Net loss	$(2,379,092)	$(1,637,703)

Loss per share - basic and diluted	$(0.09)	$(0.07)

Weighted average number of shares - basic and diluted	25,982,262	24,039,597

The accompanying notes are an integral part of these financial statements

Positron Corporation

Statements of Changes in Stockholders’ Deficit

For the Year Ended December 31, 2024

							Additional				Total
	Series A		Series B		Common Stock		Paid-in	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Deficit

December 31, 2023	435,085	$435,085	192,000	$192,000	24,930,008	$2,493	$130,815,044	$(131,954,595)	750	$(375)	$(510,348)

Stock issued for cash ($0.80 - $1/share)	—	—	—	—	1,500,000	150	1,399,850	—	—	—	1,400,000

Stock issued for services rendered ($1.05/share)	—	—	—	—	500,000	50	524,950	—	—	—	525,000

Conversion of debt to common stock	—	—	—	—	375,000	38	299,962	—	—	—	300,000

Imputed interest expense on debt	—	—	—	—	—	—	4,932	—	—	—	4,932

Imputed interest expense on debt - related party	—	—	—	—	—	—	2,783	—	—	—	2,783

Net loss	—	—	—	—	—	—	—	(2,379,092)	—	—	(2,379,092)

December 31, 2024	435,085	$435,085	192,000	$192,000	27,305,008	$2,731	$133,047,521	$(134,333,687)	750	$(375)	$(656,725)

The accompanying notes are an integral part of these financial statements

Positron Corporation

Statements of Changes in Stockholders’ Deficit

For the Year Ended December 31, 2023

	Preferred Stock						Additional				Total
	Series A		Series B		Common Stock		Paid-in	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Deficit

December 31, 2022	435,085	$435,085	192,000	$192,000	23,430,008	$2,343	$129,313,495	$(130,316,892)	750	$(375)	$(374,344)

Stock issued for cash ($0.75 - $1/share)	—	—	—	—	1,500,000	150	1,374,850	—	—	—	1,375,000

Warrants issued as debt issue costs - related party	—	—	—	—	—	—	126,699	—	—	—	126,699

Net loss	—	—	—	—	—	—	—	(1,637,703)	—	—	(1,637,703)

December 31, 2023	435,085	$435,085	192,000	$192,000	24,930,008	$2,493	$130,815,044	$(131,954,595)	750	$(375)	$(510,348)

The accompanying notes are an integral part of these financial statements

Positron Corporation
Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023

Operating activities
Net loss	$(2,379,092)	$(1,637,703)
Adjustments to reconcile net loss to net cash used in operations
Amortization of operating lease - right-of-use asset	16,130	16,130
Amortization of debt discount	31,675	133,296
Depreciation expense	22,055	25,766
Stock issued for services	525,000	—
Change in fair value of derivative liability	—	—
Imputed interest expense on debt	4,932	—
Imputed interest expense on debt - related party	2,783	—
Changes in operating assets and liabilities
(Increase) decrease in
Accounts Receivable	5,400	(13,737)
Prepaids	(7,331)	320
Deposits	(100,000)	—
Increase (decrease) in
Accounts payable and accrued expenses	(13,761)	(258,891)
Accounts payable and accrued expenses - related party	134,687	144,658
Deferred revenue	41,666	8,334
Operating lease liability	(15,006)	(13,856)
Net cash used in operating activities	(1,730,862)	(1,595,683)

Financing activities
Proceeds from stock issued for cash	1,400,000	1,375,000
Proceeds from note payable	300,000	250,000
Proceeds from issuance of note payable - related party	100,000	—
Repayments on notes payable - related party	(100,000)	—
Net cash provided by financing activities	1,700,000	1,625,000

Net increase (decrease) in cash	(30,862)	29,317

Cash - beginning of year	100,653	71,336

Cash - end of year	$69,791	$100,653

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for income tax	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Conversion of debt to common stock	$300,000	$—
Warrants issued as debt issue costs - related party	$—	$126,699

The accompanying notes are an integral part of these financial statements

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Positron Corporation (collectively, “we,” “us,” “our” or the “Company”), a Texas Corporation (originally incorporated in December 20, 1983 and reincorporated in Texas on February 7, 2014).

Positron Corporation is a molecular imaging device company that offers Positron Emission Tomography (PET) imaging system and clinical services to nuclear medicine healthcare providers throughout North America.

Positron specializes in the field of cardiac PET imaging. Positron’s PET technology, clinical services and practice solutions enables healthcare providers to accurately diagnose coronary artery disease and improve patient outcomes while practicing cost effective medicine.

Positron is expanding its product line to include a PET-CT imaging device, named Affinity PET-CT 4D, Positron has sponsored a clinical study of its PET-CT with healthcare industry leader Ochsner Clinic of New Orleans. The objective of the clinical study is to validate the capabilities of Positron’s PET-CT system and demonstrate its performance, efficacy, and utilization. Positron will submit an Investigational Device Exemption and a 510(k) with the FDA and upon receiving FDA Clearance Positron will launch its Affinity PET-CT 4D molecular imaging system.

Positron, through an exclusive cooperation agreement with Shenyang Intelligent Neuclear Medical Technology Co. Ltd., a wholly owned subsidiary of Neusoft Medical Systems (Neusoft) has developed Positron’s new PET-CT 4D system which Positron will sell, service and provide clinical services and full support over the lifetime of the system throughout North America.

Positron expects to offer PET-CT molecular imaging device that will enable nuclear cardiologists to utilize their capabilities of molecular imaging and nuclear medicine.

Positron will continue to advance and distribute PET and PET-CT technology through its supply, development, and R&D partnership with Shenyang Intelligent Neuclear Medical Technology Co, LTD, a subsidiary of Neusoft.

For the years ended December 31, 2024 and 2023, all revenues were derived from service contracts pertaining to the Atrius systems.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the year ended December 31, 2024, the Company had:

●	Net loss of $2,379,092; and

●	Net cash used in operations was $1,730,862

Additionally, at December 31, 2024, the Company had:

●	Accumulated deficit of $134,333,687

●	Stockholders’ deficit of $656,725; and

●	Working capital deficit of $1,080,502

The Company has cash on hand of $69,791 at December 31, 2024. The Company does not expect to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the year ended December 31, 2025,

●	Expand its reach within nuclear cardiology with the launch of our PET-CT system which provides greater features and functions now available to nuclear cardiologists and their diagnostic capabilities,

●	Enter the vast oncology market with its new PET-CT system with a faster, smaller, more economical solution for practices, hospitals, and patients,

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

●	Explore and execute of prospective strategic and partnership opportunities, and

●	Pursue to “Up-List” to a more prominent publicly reporting exchange with OTC Markets.

Note 2 - Summary of Significant Accounting Policies

Business Segments and Expense Disclosure

The Company follows Financial Accounting Standards Board (FASB) ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

FASB ASC 280-10-50-1 states that an operating segment is a component of a public entity that:

●	Engages in business activities from which it may earn revenues and incur expenses;

●	Has operating results that are regularly reviewed by the Chief Operating Decision Maker (CODM), who is the Company’s Chief Executive Officer, to make decisions about resource allocation and performance assessment; and

●	Has discrete financial information available.

Under ASC 280-10-50-10, a public entity is required to report separately only those operating segments that meet certain quantitative thresholds. However, as specified in FASB ASC 280-10-50-11, if a company’s business activities are managed as a single operating segment and reviewed on a basis, the company may report as a single segment. The Company has determined that it operates as one reportable segment, as its CODM reviews the business as a whole rather than by distinct business components. Significant expenses within loss from operations, as well as within net loss, include cost of sales and general and administrative expenses, which are each presented separately on the accompanying Statements of Operations. Other segment items within net loss include interest expense, net, and amortization of debt discount.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires all public entities, including public entities with a single reportable segment, to provide in interim and annual periods one or more measures of segment profit or loss used by the chief operating decision maker to allocate resources and assess performance. Additionally, the standard requires disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures. The Company adopted ASU 2023-07 effective December 31, 2024, on a retrospective basis. The adoption of 2023-07 did not change the way that the Company identifies its reportable segments and, as a result, did not have a material impact on the Company’s segment-related disclosures.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the recognition of revenues and expenses during the reporting period. Actual results may differ from these estimates, and such differences could be material.

In accordance with FASB ASC 250-10-50-4, changes in estimates are recorded in the period in which they become known and are accounted for prospectively. The Company bases its estimates on historical experience, industry trends, and other relevant factors, incorporating both quantitative and qualitative assessments that it believes are reasonable under the circumstances.

Significant estimates for the years ended December 31, 2024 and 2023 include:

●	Allowance for expected credit losses and other receivables

●	Inventory reserves and classifications

●	Valuation of equity based instruments

●	Estimated useful lives of property and equipment

●	Implicit interest rate in right-of-use operating leases

●	Uncertain tax positions

●	Valuation allowance on deferred tax assets

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense market dynamics, shifting consumer demand, and economic fluctuations. The Company’s operations are exposed to significant financial, operational, and strategic risks, including potential business disruptions, supply chain constraints, and liquidity challenges.

In accordance with FASB ASC 275, “Risks and Uncertainties,” the Company evaluates and discloses risks that could materially affect its financial condition, results of operations, and business outlook. Key factors contributing to variability in sales and earnings include:

1.	Industry Cyclicality – The Company’s financial performance is affected by industry trends, seasonality, and shifts in market demand.

2.	Macroeconomic Conditions – Economic downturns, inflationary pressures, interest rate changes, global tariff policy, and geopolitical risks may impact consumer purchasing behavior and the Company’s revenue streams.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

3.	Pricing Volatility – The cost and availability of raw materials, supply chain disruptions, and competitive pricing pressures can lead to fluctuations in gross margins and profitability.

Given these uncertainties, the Company faces challenges in accurately forecasting financial performance and may experience material risks affecting liquidity, business continuity, and long-term strategic growth. The Company continuously assesses these risks and implements measures to mitigate their potential impact.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with FASB ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value and requires related disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the Company’s principal market or, if none exists, the most advantageous market for the asset or liability.

Fair Value Hierarchy

FASB ASC 820 requires the use of observable inputs whenever available and establishes a three-tier hierarchy for measuring fair value:

●	Level 1 – Quoted market prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities or inputs that are directly or indirectly observable.

●	Level 3 – Unobservable inputs that require significant judgment, including management assumptions and estimates based on available market data.

The classification of an asset or liability within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. Level 3 valuations generally require more judgment and complexity, often involving a combination of cost, market, or income approaches, as well as assumptions about market conditions, pricing, and other factors.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Fair Value Determination

The Company assesses the fair value of its financial instruments and, where appropriate, may engage external valuation specialists to assist in determining fair value. While management believes that recorded fair values are reasonable, they may not necessarily reflect net realizable values or future fair values.

Financial Instruments Carried at Historical Cost

The Company’s financial instruments—including cash, accounts receivable, accounts payable, accrued expenses (including related party balances) and short-term debt—are recorded at historical cost. As of December 31, 2024 and 2023, respectively, the carrying amounts of these instruments approximated their fair values due to their short-term maturities.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2024 and 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At December 31, 2024 and 2023, the Company did not have cash in excess of the insured FDIC limit.

Accounts Receivable

The Company accounts for accounts receivable in accordance with FASB ASC 310, Receivables. Receivables are recorded at their net realizable value, which represents the amount management expects to collect from outstanding customer balances.

The Company extends credit to customers based on an evaluation of their financial condition and other factors. The Company does not require collateral, and interest is not accrued on overdue accounts receivable.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Allowance for Expected Credit Losses

Management periodically assesses the collectability of accounts receivable and establishes an allowance for expected credit losses as needed. The allowance is determined based on:

●	A review of outstanding accounts,

●	Historical collection experience, and

●	Current economic conditions.

Accounts deemed uncollectible are written off against the allowance when determined to be uncollectible .

Allowance for expected credit losses was $0 at December 31, 2024 and 2023.

Inventory

The Company accounts for inventory in accordance with FASB ASC 330, Inventory. Inventory consists solely of one scanning machine, and is stated at the lower of cost or net realizable value (“LCNRV”) using the first-in, first-out (FIFO) method.

Inventory Valuation and Reserve Assessment

Management assesses the recoverability of inventory each reporting period and establishes reserves for potential inventory write-downs when necessary. The Company evaluates factors such as:

●	Market conditions,

●	Net realizable value based on estimated selling price, and

●	Inventory turnover trends .

For the years ended December 31, 2024 and 2023, the Company did not record any provisions for inventory obsolescence or impairment.

At December 31, 2024 and 2023, the Company had inventory of $1,256,862, of which $256,862 related to capitalized shipping costs. See below regarding payment ($1,000,000 deposit) made prior to the year ended December 31, 2023.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Deposits

The Company has deposits on hand with a third-party manufacturer related to the purchase of inventory. As of December 31, 2024, and 2023, deposits were as follows:

Balance - December 31, 2022	$275,000
No activity in 2023	—
Balance - December 31, 2023	275,000
Advances	100,000
Balance - December 31, 2024	$375,000

In 2022, the Company made an initial deposit of $1,000,000, which was subsequently used to purchase inventory during the same year. As part of this transaction, the Company was required to pay a Non-Recurring Engineering (NRE) Fee of $700,000 to the manufacturer for research, development, and technology transfer services. Of this amount, $210,000 was paid in 2022.

The Company has not yet received FDA clearance for its PET-CT system, however, the balance of $490,000 was paid in 2025.

If the equipment fails validation or FDA approval, the Company has the contractual right to return the equipment and receive a refund of the $1,000,000 deposit, less any applicable shipping and handling costs.

Additionally, the manufacturer has agreed to provide a one-year warranty on the equipment and related software, commencing upon the closing of the equipment purchase.

Concentrations

The Company evaluates and discloses significant concentrations of risk in accordance with FASB ASC 275-10, Risks and Uncertainties. These risks may arise from customer concentrations, vendor reliance, geographic dependence, or other economic factors that could materially impact the Company’s financial position, results of operations, and cash flows.

A concentration exists when a single customer, supplier, or market accounts for a significant portion (typically greater than 10%) of the Company’s total revenues, accounts receivable, or vendor purchases.

At December 31, 2024 and 2023, the Company has no such concentrations.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation, in accordance with FASB ASC 360, Property, Plant, and Equipment. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Repairs and maintenance expenditures that do not materially extend the useful life of an asset are expensed as incurred. Significant improvements or upgrades that increase the asset’s productivity, efficiency, or useful life are capitalized.

Upon disposal or sale of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the statement of operations, in accordance with FASB ASC 360-10-40-5.

The Company evaluates the carrying value of property and equipment whenever events or changes in circumstances indicate that the asset may be impaired. If impairment indicators exist, the Company assesses recoverability based on the undiscounted future cash flows expected from the use and disposition of the asset. If the carrying amount exceeds the estimated recoverable amount, an impairment loss is recognized in accordance with FASB ASC 360-10-35-17.

Financial Instruments with Characteristics of Both Liabilities and Equity

The Company evaluates equity or liability classification for freestanding financial instruments, including convertible preferred stock, warrants, and options, pursuant to the guidance under FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). The Company classifies as liabilities all freestanding financial instruments that are (i) mandatorily redeemable, (ii) represent an obligation to repurchase the Company’s equity shares by transferring assets, or (iii) represent an unconditional obligation (or conditional obligation if the financial instrument is not an outstanding share) to issue a variable number of shares predominantly based on a fixed monetary amount, variations in something other than the fair value of the Company’s equity shares, or variations inversely related to changes in fair value of the Company’s equity shares.

If a freestanding financial instrument does not represent an outstanding equity share and does not meet liability classification under ASC 480, the Company then assesses whether the freestanding financial instrument is indexed to its own stock and meets equity classification pursuant to FASB ASC 815-40, Derivatives and Hedging (“ASC 815”). The Company further assesses whether the freestanding financial instruments should be classified as temporary equity. Freestanding financial instruments that are redeemable for cash or other assets at a fixed or determinable date, at the option of the holder, or upon the occurrence of an event are classified in temporary equity in accordance with FASB ASC 480. Otherwise, the freestanding financial instruments are classified in permanent equity.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

●	Records the newly issued shares at fair value;

●	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and

●	Recognizes a gain or loss on debt extinguishment, if applicable.

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital.

Original Issue Discounts and Other Debt Discounts

The Company accounts for original issue discounts (OID) and other debt discounts in accordance with FASB ASC 835-30, Interest—Imputation of Interest. These discounts are recorded as a reduction of the carrying amount of the related debt and are amortized to interest expense over the term of the debt using the effective interest method, unless the straight-line method is materially similar.

Original Issue Discounts (OID)

For certain notes issued, the Company may provide the debt holder with an original issue discount (OID), which is recorded as a debt discount, reducing the face value of the note. The discount is amortized to interest expense over the term of the debt in the Statements of Operations.

Stock and Other Equity Issued with Debt

The Company may issue common stock or other equity instruments in connection with debt issuance. When stock is issued, it is recorded at fair value and treated as a debt discount, reducing the carrying amount of the note. These discounts are amortized to interest expense over the life of the debt.

The combined debt discounts, including OID and stock-related discounts, cannot exceed the face amount of the debt.

Debt Issuance Costs

Debt issuance costs, including fees paid to lenders or third parties, are capitalized as a debt discount and amortized to interest expense over the life of the debt in accordance with FASB ASC 835-30-45-3. These costs are presented as a direct deduction from the carrying amount of the debt liability rather than as a separate asset.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Warranty Obligations

The Company provides an assurance-type warranty on its products, covering defects in design, materials, and workmanship for a period of one year from customer acceptance. Under FASB ASC 460-10-25-5 and FASB ASC 450-20, the Company recognizes a liability for estimated warranty costs when the obligation is probable and reasonably estimable, which typically occurs at the time of product delivery.

The warranty provision is based on historical trends related to the nature, frequency, and average cost of claims for each product line. These estimates are continuously reassessed using the best available information, and adjustments are made as necessary.

Historically, the Company has incurred insignificant warranty-related costs, and at December 31, 2024 and 2023, no warranty liability was recorded, as the estimated obligation was deemed immaterial.

Additionally, certain components used in the Company’s products are covered under supplier-provided limited warranties, which include replacement and service coverage for parts. The Company does not have direct responsibility for these supplier warranties.

As of December 31, 2024 and 2023, the Company is not aware of any pending or asserted claims related to warranty obligations.

Treasury Stock

The Company accounts for treasury stock transactions under the cost method in accordance with FASB ASC 505-30, Treasury Stock. Under this method, when the Company repurchases its own shares, the full acquisition cost is recorded as a reduction to stockholders’ equity under the treasury stock account. These shares remain issued but are not considered outstanding and do not participate in dividends or earnings per share calculations.

As of December 31, 2024, and 2023 , the Company had 750 shares of treasury stock recorded at an aggregate cost of $375.

Right of Use Assets and Lease Obligations

The Company accounts for right-of-use (ROU) assets and lease liabilities in accordance with FASB ASC 842, Leases. These amounts reflect the present value of the Company’s estimated future minimum lease payments over the lease term, including any reasonably certain renewal options, discounted using a collateralized incremental borrowing rate.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The Company classifies its leases as either operating or finance leases. The Company’s leases primarily consist of operating leases, which are included as Right-of-Use Assets and Operating Lease Liabilities on the balance sheet.

Short-Term Leases

The Company has elected the short-term lease exemption, whereby leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments are expensed on a straight-line basis over the lease term.

Lease Term and Renewal Options

In determining the lease term, the Company evaluates whether renewal options are reasonably certain to be exercised. Factors considered include:

●	The useful life of leasehold improvements relative to the lease term,

●	The economic performance of the business at the leased location,

●	The comparative cost of renewal rates versus market rates, and

●	The presence of any significant economic penalties for non-renewal.

If a renewal option is deemed reasonably certain to be exercised, the ROU asset and lease liability reflect those additional future lease payments. The Company’s operating leases contain renewal options with no residual value guarantees. Currently, management does not expect to exercise any renewal options, which are therefore excluded in the measurement of lease obligations.

Discount Rate and Lease Liability Measurement

Since the implicit rate in the leases is not readily determinable, the Company applies an incremental borrowing rate that represents the rate it would incur to borrow on a collateralized basis over a similar term and currency environment.

Lease Impairment

The Company evaluates ROU assets for impairment indicators whenever events or changes in circumstances suggest the carrying amount may not be recoverable.

No impairments of ROU assets were recognized for the years ended December 31, 2024, and 2023.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers, as amended by ASU 2014-09. Under ASC 606, revenue is recognized when control of the promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Nature of Services

The Company generates revenue from clinical, technical, and maintenance service contracts, which provide customers with ongoing product support. These contracts contain a single distinct performance obligation and are generally structured as automatically renewable agreements unless terminated within sixty (60) days after the first year.

The Company follows the five-step revenue recognition model:

1. Identify the Contract with a Customer

A contract exists when the following criteria are met:

●	The contract creates enforceable rights and obligations between the Company and the customer.

●	The contract has commercial substance, meaning it affects the Company’s cash flows.

●	The payment terms are identified, and the consideration is determinable.

●	It is probable that the Company will collect the consideration in exchange for the services transferred.

Contracts for maintenance services meet these criteria. The Company assesses collectability based on historical payment trends and credit risk.

2. Identify the Performance Obligations in the Contract

A performance obligation is a distinct service promised in the contract that is both capable of being distinct and distinct in the context of the contract.

The Company provides customers with ongoing maintenance services, which include:

●	Priority response

●	24/7 clinical and service support

●	Parts, services, preventative maintenance, and software upgrades

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

●	Uptime guarantees

●	Remote access diagnostic/maintenance capabilities

●	Daily quality assurance inspection

●	Continued physician and technician applications training

These elements are considered a single performance obligation, as they are not separately identifiable within the contract and are integrated into an overall maintenance service. These services are combined into a single obligation and not disaggregated.

3. Determine the Transaction Price

The transaction price is the amount of consideration the Company expects to receive in exchange for fulfilling its maintenance service obligations.

Considerations in determining the transaction price include:

●	Fixed consideration – The contract price is clearly stated.

●	No variable consideration – The Company does not offer refunds, rebates, or pricing incentives.

●	No financing component – Fees for maintenance contracts are typically billed in advance on a monthly basis, with payment due within 30 days. The Company applies the practical expedient to exclude any financing component for contracts with payment terms of one year or less.

4. Allocate the Transaction Price to Performance Obligations

For maintenance contracts, the entire transaction price is allocated to the single performance obligation. Because each contract consists of a singular integrated maintenance service, there is no need for further allocation.

5. Recognize Revenue When (or As) Performance Obligations Are Satisfied

Revenue is recognized over time as the Company satisfies its performance obligations.

●	Maintenance Contracts: The performance obligation is satisfied evenly over the contract period, as services are rendered on a continual basis.

●	The Company recognizes revenue monthly as services are provided, and there are no remaining performance obligations at the end of each month.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Revenue is not recognized based on invoicing dates but rather based on the satisfaction of performance obligations.

Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct service to the customer and represents the unit of account under FASB ASC 606.

●	The Company tracks performance obligations at contract inception to monitor and account for them over the contract’s life.

●	At December 31, 2024, and 2023, the Company had no remaining performance obligations, as all services were rendered as of each period end.

Principal vs. Agent Considerations

In evaluating whether the Company acts as a principal or agent in maintenance service transactions.

The Company has determined that it is acting as a principal in providing maintenance services, based on the following factors:

●	The Company controls the service before it is transferred to the customer.

●	The Company has discretion in pricing, as it sets the contract price.

●	The Company is responsible for fulfilling the contractual obligation to provide maintenance services.

●	The Company bears the risk of fulfilling performance obligations and ensuring uptime guarantees.

Based on these factors, the Company recognizes revenue on a gross basis as the principal in maintenance service transactions.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent amounts received from customers before the satisfaction of performance obligations and are subsequently recognized as revenue upon fulfillment.

●	The Company discloses contract balances related to deferred revenue when applicable.

●	Timing of invoicing may differ from timing of revenue recognition, resulting in contract liabilities (deferred revenue) on the balance sheet.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

As of December 31, 2024, and 2023, the Company’s deferred revenues were $66,330 and $24,664, respectively.

The following represents the Company’s disaggregation of revenues by type for the years ended December 31, 2024 and 2023, respectively:

	Years Ended December 31,
	2024		2023

Sales	Revenue	% of Revenues	Revenue	% of Revenues

Service Income	$587,500	100%	$734,666	100%

Currently, the Company’s revenue is solely derived from service maintenance contracts, with no additional sources of revenue.

Cost of Sales

The Company recognizes cost of sales in accordance with FASB ASC 705, Cost of Sales and Services.

Cost of sales consists of direct expenses incurred in the delivery of services related to the Company’s maintenance contracts. These costs are recognized as incurred and are directly attributable to fulfilling service obligations under customer agreements.

The primary components of cost of sales include:

●	Salaries and Wages – Compensation, payroll taxes, and employee benefits associated with the Company’s service technicians and clinical support staff.

●	Job-Related Materials and Supplies – Expenses for parts, tools, software upgrades, and consumable materials required to perform maintenance and repairs.

All costs included in cost of sales are directly related to the provision of contracted maintenance services and align with revenue recognition principles under FASB ASC 606.

The Company continually evaluates its cost structure to optimize service delivery while maintaining contractual uptime guarantees and quality assurance standards.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial reporting and tax bases of assets and liabilities. These amounts are measured using enacted tax rates expected to apply in the periods when temporary differences reverse.

The effect of a change in tax rates on deferred tax balances is recognized as income or expense in the period that includes the enactment date.

Uncertain Tax Positions

The Company evaluates uncertain tax positions which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

As of December 31, 2024 and 2023, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial statements.

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the Statement of Operations. No interest and penalties were recorded for the years ended December 31, 2024 and 2023.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), and deductible temporary differences. A valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative evidence.

Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

●	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)

●	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions

●	Statutory carryforward periods for net operating losses and other deferred tax assets

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

●	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets

●	Nature and predictability of temporary differences and the timing of their reversal

●	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, a valuation allowance determination is not solely based on past losses—all available positive and negative evidence must be considered.

Valuation Allowance Determination

At December 31, 2024 and 2023, the Company recorded a full valuation allowance against its deferred tax assets, resulting in a net carrying amount of $0. This determination was based on cumulative losses in recent years and the lack of sufficient positive evidence to support the realization of deferred tax assets in the near term.

The Company will continue to evaluate its valuation allowance each reporting period and will recognize deferred tax assets in the future if sufficient positive evidence emerges to support their realization.

Advertising Costs

Advertising costs are expensed as incurred, in accordance with FASB ASC 720-35, “Advertising Costs.” These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the Statements of Operations.

The Company does not capitalize direct-response advertising costs, as they do not meet the criteria for deferral under FASB ASC 720-35-25-1.

The Company recognized $122,163 and $60,298 in marketing and advertising costs during the years ended December 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718, “Compensation – Stock Compensation,” using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

FASB ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

In compliance with ASU 2018-07, the Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period in accordance with FASB ASC 718.

The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

●	Exercise price – The agreed-upon price at which the option can be exercised.

●	Expected dividends – The anticipated dividend yield over the expected life of the option.

●	Expected volatility – Based on historical stock price fluctuations.

●	Risk-free interest rate – Derived from U.S. Treasury securities with similar maturities.

●	Expected life of the option – Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under FASB ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

●	The treatment of tax benefits and tax deficiencies in income tax reporting.

●	The option to recognize forfeitures as they occur rather than estimating them upfront.

●	Cash flow classification for certain tax-related transactions.

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Stock Warrants

In connection with certain financing transactions (debt or equity), consulting arrangements, or strategic partnerships, the Company may issue warrants to purchase shares of its common stock. These standalone warrants are not puttable or mandatorily redeemable by the holder and are classified as equity instruments in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.”

The fair value of warrants issued for compensation purposes is measured using the Black-Scholes option pricing model.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Accounting Treatment of Warrants

●	Warrants issued in conjunction with common stock issuance are initially recorded at fair value as a reduction in Additional Paid-In Capital (APIC).

●	Warrants issued for services are recorded at fair value and expensed over the requisite service period or immediately upon issuance if no service period exists.

●	Warrants classified as liabilities due to settlement features or pricing adjustments are remeasured at fair value each reporting period, with changes recognized in earnings.

Basic and Diluted Earnings (Loss) per Share

The Company computes earnings per share (“EPS”) in accordance with FASB ASC 260, “Earnings Per Share.” The calculation of basic EPS follows the two-class method and is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding, including certain other shares committed to be issued.

Basic Earnings Per Share (EPS)

Basic EPS is calculated using the two-class method and is computed as follows:

●	Net earnings available to common shareholders represent net earnings to common shareholders, adjusted for the allocation of earnings to participating securities.

●	Losses are not allocated to participating securities.

●	The denominator includes common shares outstanding and certain other shares committed to be issued, such as restricted stock and restricted stock units (“RSUs”), for which no future service is required.

Diluted Earnings Per Share (EPS)

Diluted EPS is calculated under both the two-class method and the treasury stock method, and the more dilutive result is reported.

●	Diluted EPS is computed by taking the sum of:

○	Net earnings available to common shareholders

○	Dividends on preferred shares

○	Dividends on dilutive mandatorily redeemable convertible preferred shares Divided by the weighted average number of common shares outstanding and certain other shares committed to be issued, plus all dilutive common stock equivalents during the period, such as:

▪	Stock options

▪	Warrants

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

▪	Convertible preferred stock

▪	Convertible debt

▪	Convertible advance payable

●	Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) qualify as participating securities under the two-class method.

The following potentially dilutive equity securities outstanding as of December 31, 2024 and 2023 were as follows:

	December 31, 2024	December 31, 2023

Series A, preferred stock (1:400)	1,088	1,088
Series B, preferred stock (1:4)	48,000	48,000
Warrants (exercise price $0.10/share)	1,600,000	1,350,000
Total common stock equivalents	1,649,088	1,399,088

For the periods in which the Company reported a net loss, all potential common shares were considered anti-dilutive and, therefore, excluded from the calculation of diluted net loss per share. As a result, the basic and diluted net loss per share amounts are the same for those periods.

Based on the potential common stock equivalents noted above at December 31, 2024, the Company has sufficient authorized shares of common stock (6,000,000,000) to settle any potential exercises of common stock equivalents.

Preferred Stock Classification

The Company applies the guidance outlined in FASB ASC 480, Distinguishing Liabilities from Equity, in determining the appropriate classification and measurement of preferred stock. Under FASB ASC 480-10-25-4, financial instruments that embody an obligation to repurchase equity shares or require mandatory redemption at a fixed or determinable date must be classified as a liability and measured at fair value.

Preferred shares that are conditionally redeemable—including those redeemable at the option of the holder or subject to redemption upon the occurrence of events outside the issuer’s control—are classified as temporary equity in accordance with ASC 480-10-S99-3A. Conversely, preferred shares that are not mandatorily redeemable and whose redemption rights are within the issuer’s control are appropriately classified as a component of stockholders’ deficit.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The Company’s Series A and Series B Preferred Stock contain conditional redemption rights, but these rights are exercisable solely at the option of the Company. Because the redemption provisions are within the Company’s exclusive control, the preferred shares do not meet the criteria for liability classification under FASB ASC 480-10-25-7. Furthermore, the shares do not meet the temporary equity classification criteria under FASB ASC 480-10-S99-3A since redemption is not outside of the Company’s control.

Accordingly, unless otherwise noted, the Company presents all issuances of Series A and Series B Preferred Stock as a component of stockholders’ deficit in the financial statements.

The Company continually evaluates its capital structure and preferred stock agreements to ensure proper classification and compliance with FASB ASC 480 and SEC guidance on redeemable securities.

Related Parties

The Company defines related parties in accordance with FASB ASC 850, “Related Party Disclosures,” and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

●	Principal owners of the Company.

●	Members of management (including directors, executive officers, and key employees).

●	Immediate family members of principal owners and members of management.

●	Entities affiliated with principal owners or management through direct or indirect ownership.

●	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

●	The nature of the relationship between the parties.

●	A description of the transaction(s), including terms and amounts involved.

●	Any amounts due to or from related parties as of the reporting date.

●	Any other elements necessary for a clear understanding of the transactions’ effects on the financial statements.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Disclosures are made in accordance with FASB ASC 850-10-50-1 through 50-6 and SEC Regulation S-X, Rule 4-08(k), which requires registrants to disclose material related party transactions and their effects on the financial position and results of operations.

Recent Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

FASB ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2023-09 on its income tax disclosures and reporting requirements.

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses (“ASU 2024-03”), that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. Further clarified by ASU 2025-01, Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses, issued in December 2025. The ASU is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently assessing the potential impacts of ASU 2024-03.

In November 2024, the FASB issued ASU 2024-04, Debt with Conversion and Other Options (Subtopic 470-20) (“ASU 2024-04”), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU 2024-04 is effective for annual periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. Adoption can be on a prospective or retrospective basis. The Company is currently evaluating the disclosure impact that ASU 2024-04 may have on its financial statement presentation and disclosures.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Other Accounting Standards Updates

The FASB has issued various technical corrections and industry-specific updates that are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Note 3 – Property and Equipment

Property and equipment consisted of the following:

			Estimated Useful
	December 31, 2024	December 31, 2023	Lives (Years)

Equipment	$128,830	$128,830	5
Accumulated depreciation	(94,727)	(72,672)
Total property and equipment - net	$34,103	$56,158

Depreciation expense for the years ended December 31, 2024 and 2023 was $22,055 and $25,766, respectively.

Note 4 – Convertible Advance Payable

Terms	Convertible Advance Payable

Issuance date of advances	Prior to 2018
Maturity date	Due on Demand
Interest rate	0%
Collateral	Unsecured
Conversion feature	45% discount to market price

Balance - December 31, 2022	$563,000
No activity in 2023	—
Balance - December 31, 2023	563,000
No activity in 2023	—
Balance - December 31, 2024	$563,000

The Company has a $310,000 advance payable to a former Chief Financial Officer of the Company. The advance was originally issued with no formal terms. Pursuant to a 2017 bankruptcy proceeding, the creditor holds the option of repayment in either cash or shares of the Company’s common stock, at a 45% discount to the current market price of the common stock.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The Company has accounted for the advance payable under FASB ASC 480-10-25-14, given the obligation to issue a variable number of shares based solely or predominately on a fixed monetary amount, and recorded the liability at its fair value of $563,000 representing the holder’s discount to market on its common shares expected upon settlement. The convertible advance payable is classified within Level 3 of the valuation hierarchy.

Note 5 – Debt

Notes Payable – Related Party

Year Ended December 31, 2023

Note Payable – Related Party and Warrants Issued as Debt Discount

Background

Note #2

In April 2023, the Company executed a one (1) year note with a shareholder and board director for $500,000. The note bears interest at 8% with a default interest rate of 20%. The note is secured by the net proceeds from the Company’s PET imaging devices and service contracts.

The note principal is due 50% at December 31, 2023 and the remaining 50% plus any accrued unpaid interest at March 31, 2024.

In March 2024, the Company and the lender agreed to extend the due date of the remaining note balance of $250,000 for an additional six-months (6) to September 2024.

In September 2024, the Company and the lender agreed to extend the due date of the remaining note balance of $150,000 for an additional six-months (6) to March 2025.

The Company repaid $100,000 and $250,000 of note principal in 2024 and 2023, respectively. The remaining $150,000 was repaid in 2025.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Evaluation of Debt Modification vs. Extinguishment

Under FASB ASC 470-50-40, a modification or exchange of debt instruments must be evaluated to determine if it should be accounted for as a debt extinguishment or as a modification of the existing debt. The Company performed the following assessments:

1. Evaluation of Substantive Changes in Terms

A debt modification or exchange is considered a substantive change and is accounted for as an extinguishment if:

●	A conversion feature that was substantive at the modification date is added or eliminated.

●	The terms of the new debt are substantially different from the original debt, determined by applying the 10% cash flow test.

The Company evaluated the debt extensions and determined that:

●	The extensions did not add or eliminate a conversion option that was substantive at the modification date.

●	The present value of the modified debt’s cash flows did not differ by 10% or more from the remaining cash flows under the original instrument.

●	There was no significant change in interest rate, collateral, or repayment terms beyond the extensions.

Since these factors did not meet the criteria for substantive modification, the Company concluded that no debt extinguishment occurred. Accordingly, there was no calculation of gain or loss.

Warrants Issued with Debt

In connection with the issuance of the $500,000 note, the Company also issued 100,000 warrants to the lender, which had a fair value of $126,699, and was recorded as a debt discount, to be amortized over the life of the note. These warrants vested immediately on the grant date and expire on December 31, 2025. The warrants are exercisable at $0.10/share.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Fair value of the warrants was determined using a Black-Scholes option pricing model with the following inputs:

Expected term (years)	2.74
Expected volatility	216%
Expected dividends	0%
Risk free interest rate	3.59%

Year Ended December 31, 2024

Note #3

In August 2024, the Company executed a four-month (4) note with a shareholder and board director for $100,000. The note bears interest at 0% with a default interest rate of 20%. The note is secured by the net proceeds from the Company’s PET imaging devices and service contracts.

For the year ended December 31, 2024, the Company recorded imputed interest expense (8%) on this note of $2,783 and increased additional paid-in capital.

This note was repaid in full in March 2025.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The following is a summary of the notes payable – related party for the years ended December 31, 2024 and 2023:

	Note Payable #1	Note Payable #2	Note Payable #3
Terms	Related Party	Related Party	Related Party
Issuance dates of notes	August 2022	April 2023	August 2024
Maturity date	December 2025	March 2025	December 2024
Interest rate	10%	8%	0%
Imputed interest rate	N/A	N/A	8%
Default interest rate	20%	20%	20%
Collateral	PET-CT Imaging Device	PET-CT Imaging Device	PET-CT Imaging Device

				Total
Balance - December 31, 2022	$1,161,728	$—	$—	$1,161,728
Proceeds from issuance of note	—	500,000	—	500,000 *
Repayments	—	(250,000)	—	(250,000)
Debt discount (100,000 warrants)	—	(126,699)	—	(126,699)
Amortization of debt discount	38,272	95,024	—	133,296
Balance - December 31, 2023	1,200,000	218,325	—	1,418,325
Proceeds from issuance of note	—	—	100,000	100,000
Repayments	—	(100,000)	—	(100,000)
Amortization of debt discount	—	31,675	—	31,675
Balance - December 31, 2024	$1,200,000	$150,000	$100,000	$1,450,000

*See Note 9 regarding the issuance of warrants.

Interest expense for the years ended December 31, 2024 and 2023 was $142,402 and $144,656, respectively.

Total unamortized debt discount at December 31, 2024 and 2023 were $0 and $31,675, respectively.

See Note 11 for repayment in full of Notes #2 and #3.

In March 2025, Note #1 was extended to December 31, 2025.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Notes Payable

Year ended December 31, 2024

In September 2024, the Company executed a three-month (3) note with a shareholder for working capital of $300,000. The note has a stated interest rate of 0% with a default interest rate of 20%. The Company has imputed interest at 8%. The note is secured by the net proceeds from the Company’s PET imaging devices and service contracts.

The following is a summary of notes payable for the years ended December 31, 2024:

Terms	Note Payable #1

Issuance date of note	September 2024
Maturity date	December 2024
Interest rate (imputed)	8%
Default interest rate	20%
Collateral	PET-CT Imaging Device

Balance - December 31, 2023	—
Proceeds from issuance of note	300,000
Conversion to common stock	(300,000)
Balance - December 31, 2024	$—

For the year ended December 31, 2024, the Company recorded imputed interest expense on this note of $3,814 and increased additional paid-in capital.

This $300,000 was converted into 375,000 shares of common stock in November 2024. See Note 7.

Note 6 – Commitments and Contingencies

Operating Lease

The Company accounts for leases in accordance with FASB ASC 842: Leases, which requires lessees to apply the right-of-use (ROU) model by recognizing a right-of-use asset and a lease liability for all leases with terms exceeding 12 months. Lease classification determines the pattern of expense recognition in the statement of operations:

●	Operating leases: Recognized on a straight-line basis as lease expense over the lease term.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Lease Recognition and Measurement

The Company evaluates whether an arrangement contains a lease at inception and recognizes the lease in the financial statements upon lease commencement (the date the underlying asset is available for use). ROU assets represent the Company’s right to use an asset over the lease term, while lease liabilities reflect the present value of future lease payments.

At lease commencement:

●	ROU assets and lease liabilities are initially measured at the present value of lease payments.

●	The Company primarily uses its incremental borrowing rate (IBR) to determine the present value of lease payments, except when an implicit rate is readily determinable.

●	The IBR is based on market data, adjusted for credit risk and lease term.

Practical Expedients and Lease Components

The Company applies certain practical expedients to simplify lease accounting:

●	Lease and non-lease components are combined for classification and measurement, except for direct sales-type leases and production equipment embedded in supply agreements.

●	Short-term leases (12 months or less, without purchase or renewal options) are not recorded on the balance sheet.

Lease Term and Expense Recognition

●	Lease liabilities include options to extend or terminate when reasonably certain of exercise.

●	Operating lease expense is recognized on a straight-line basis over the lease term and reported under general and administrative expenses.

●	Variable lease payments based on an index/rate are initially measured using the rate at lease commencement, with differences expensed as incurred.

Company Lease Commitments

As of December 31, 2024, and 2023, the Company had no finance leases under FASB ASC 842.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

On March 17, 2022, the Company executed a five-year lease extension for its office space, covering the period from June 1, 2022, through May 31, 2027.

●	Lease term: 60 months (five years)

●	Monthly lease payments:

○	Years 1-3: $1,600 per month

○	Years 4-5: $1,700 per month

●	Total lease obligation: $57,600 for the first three years and $40,800 for the last two years.

●	Renewal option: The Company has the option to extend the lease for an additional five years through May 31, 2032.

●	Lease classification: The lease is evaluated under FASB ASC 842, Leases, and recorded as a right-of-use (ROU) asset and lease liability based on the present value of lease payments at lease commencement.

●	Renewal option assessment: At lease inception, based on historical operations, the Company does not expect to exercise the renewal option and has excluded it from lease liability calculations.

The Company recognizes lease expense on a straight-line basis over the lease term.

See Note 11 regarding the cancellation of this lease on August 1, 2025, as well as the execution of a new right-of-use operating lease.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The tables below present information regarding the Company’s operating lease asset and liability at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Assets

Operating lease - right-of-use asset - non-current	$38,976	$55,111

Liabilities

Operating lease liability	$44,202	$59,208

Weighted-average remaining lease term (years)	2.42	3.42

Weighted-average discount rate	8%	8%

The components of lease expense were as follows:

	December 31, 2024	December 31, 2023

Operating lease costs

Amortization of right-of-use operating lease asset	$16,130	$16,130
Lease liability expense in connection with obligation repayment	4,194	$5,344
Total operating lease costs	$20,324	$21,474

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$19,200	$19,200
Right-of-use asset obtained in exchange for new operating lease liability	$—	$—

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Future minimum lease payments required under leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31,:

2025	$19,900
2026	20,400
2027	8,500
Total undiscounted cash flows	48,800
Less: amount representing interest	4,598
Present value of operating lease liability	44,202
Less: current portion of operating lease liability	19,900
Long-term operating lease liability	$24,302

Contingencies – Legal Matters

The Company may be subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of December 31, 2024 and 2023, the Company is not aware of any litigation, pending litigation, or other transactions that require accrual or disclosure.

Note 7 – Stockholders’ Deficit

The Company has three (3) classes of stock:

Preferred Stock Authorization and Designation

The Company’s Certificate of Formation, as amended, authorizes the issuance of 20,000,000 shares of preferred stock, which may be issued from time to time in one or more series.

Pursuant to this authorization, the Board of Directors has the sole discretion, without requiring shareholder approval, to establish and define the specific rights, preferences, privileges, and restrictions applicable to each series of preferred stock before issuance.

These designations may include, but are not limited to:

●	Dividend rights, including payment structure, rates, and priority over common stock.

●	Voting rights, which may be full, limited, or non-voting.

●	Redemption terms, including whether shares are redeemable at the option of the Company or the holder.

●	Provisions for purchase, retirement, or sinking funds to support the redemption or repurchase of shares.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

●	Conversion and exchange rights, detailing the terms under which preferred shares may convert into common stock or other securities.

●	Liquidation preferences, establishing the priority of preferred stockholders in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company.

●	Relative rights and ranking among different series of preferred stock.

The Company’s Preferred Stock is summarized as follows:

Feature	Series A, Preferred Stock
Authorized Shares	5,450,000
Par Value	$1/share
Voting Rights	1 vote per share (as converted basis)
Dividend Rights	8% per annum, only upon Board declaration
Liquidation Preference	Senior to common stock & Series B Preferred Stock
Redemption Rights	Redeemable at $1.46/share plus undeclared and unpaid dividends.
Requires 30 day's advance notice. Only if the Company's
common stock closes above $2/share for 20 consecutive
trading days. Solely at the option of the Company.
Conversion Feature	Convertible into 1/400th of a share of common stock.
Equivalent of 1,088 shares at December 31, 2024 and 2023, respecrtively.

Feature	Series B, Preferred Stock
Authorized Shares	9,000,000
Par Value	$1/share
Voting Rights	100 vote per share (as converted basis)
Dividend Rights	Accrued only upon Board declaration
Liquidation Preference	Senior to common stock, but junior to Series A Preferred Stock
Conversion Feature	Convertible into 1/400th of a share of common stock.
Equivalent of 48,000 shares at December 31, 2024 and 2023, respecrtively.

Common Stock

-	6,000,000,000 shares authorized

-	$0.0001 par value

-	Voting at 1 vote per share

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Equity Transactions for the Year Ended December 31, 2024

Cash

The Company issued 1,500,000 shares of common stock and 250,000 warrants (Note 9) for $1,400,000 ($0.80 - $1/share).

Stock Issued for Services

The Company issued 500,000 shares of common stock to a consultant for services rendered, having a fair value of $525,000 ($1.05/share), based upon the quoted closing trading price.

Conversion of Note to Common Stock

The Company issued 375,000 shares of common stock in connection with the conversion of a $300,000 note payable. There was no gain or loss recorded on debt conversion. See Note 5.

Equity Transactions for the Year Ended December 31, 2023

Cash

The Company issued 1,500,000 shares of common stock for $1,375,000 ($0.75-$1.00/share).

Warrants Issued as Debt Discount – Related Party

The Company granted 100,000 warrants in connection with the issuance of a note payable for $500,000. The fair value of these warrants was $126,699. See Note 5.

Note 8 – Stock Option Plan

In May 2021, the Company adopted an equity incentive plan (the “Plan”). Under the Plan, the Company may grant up to 10,000,000 stock options to eligible participants. All terms for stock options granted under the Plan will be set by the Board of Directors. Since adoption, there have been no grants under this Plan.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 9 – Warrants

Warrant activity for the years ended December 31, 2024 and 2023 are summarized as follows:

Warrants	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2022	1,250,000	$0.10	2.20	$982,500
Exercisable - December 31, 2022	1,250,000	$0.10	2.20	$982,500
Granted	100,000	$0.10
Exercised	—
Cancelled/Forfeited	—
Outstanding - December 31, 2023	1,350,000	$0.10	1.26	$1,984,500
Exercisable - December 31, 2023	1,350,000	$0.10	1.26	$1,984,500
Unvested - December 31, 2023	—	$—	—	$—
Granted	250,000	$1.00
Exercised	—
Cancelled/Forfeited	—
Outstanding - December 31, 2024	1,600,000	$0.24	1.63	$1,231,000
Exercisable - December 31, 2024	1,600,000	$0.24	1.63	$1,231,000
Unvested - December 31, 2024	—	$—	—	$—

In December 2024, the Company extended the maturity dates of 1,000,000 warrants from December 31, 2024 to December 31, 2026. The value resulting from this modification was not considered material to the financial statements.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 10 – Income Taxes

The Components of the deferred tax assets and liabilities at December 31, 2024 and 2023 were approximately as follows:

	December 31, 2024	December 31, 2023
Deferred Tax Assets
Right-of-use asset	$9,000	$12,000
Amortization of debt discount	62,000	55,000
Other	22,000	31,000
Net operating loss carryforwards	11,727,000	11,422,000
Total deferred tax assets	11,820,000	11,520,000
Less: valuation allowance	(11,820,000)	(11,520,000)
Total deferred tax assets	$—	$—

Deferred Tax Liabilities
Right-of-use liability	$(9,000)	$(12,000)
Depreciation	(7,000)	(12,000)
Total deferred tax liabilities	$(16,000)	$(24,000)

Less: valuation allowance	(11,804,000)	(11,496,000)
Deferred tax assets - net	$—	$—

The components of the federal income tax benefit and related valuation allowance for the years ended December 31, 2024 and 2023 was approximately as follows (no state allocation was required):

	December 31, 2024	December 31, 2023
Current	$—	$—
Deferred	(308,000)	(344,000)
Total income tax provision (benefit)	(308,000)	(344,000)
Less: valuation allowance	308,000	344,000
Total	$—	$—

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

A reconciliation of the provision for income taxes for the years ended December 31, 2024 and 2023 as compared to statutory rates was approximately as follows:

	December 31, 2024	December 31, 2023
Federal income tax benefit - 21%	$(500,000)	$(344,000)
Expiration of net operating loss carryforwards	192,000	—
Subtotal	(308,000)	(344,000)
Change in valuation allowance	308,000	344,000
Income tax benefit	$—	$—

Federal and State net operating loss carry forwards at December 31, 2024 and 2023 were approximately as follows:

	December 31, 2024	December 31, 2023
Federal	$48,764,000	$47,311,000
State	28,954,000	28,954,000
Total	$77,718,000	$76,265,000

Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities and for net operating loss (“NOL”) carryforwards and other tax attributes, measured using enacted federal and state income tax rates.

The Company evaluates the realizability of deferred tax assets by assessing whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Given the Company’s history of cumulative losses, a full valuation allowance has been recorded against net deferred tax assets as of December 31, 2024. During the year ended December 31, 2024, the valuation allowance increased by approximately $308,000.

The Company has federal NOL carryforwards of approximately $5,944,000 as of December 31, 2024 that do not expire.

The Company also accumulated a federal NOL carryforward of approximately $42,820,000 through December 31, 2017 and this NOL carryforward begins to expire in 2025.

Additionally, at December 31, 2024, the Company had approximately $28,954,000 of New York NOL carryforwards which begins to expire in 2035.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

All such NOLs have been fully reserved through the valuation allowance. The Company is currently analyzing its NOLs to determine whether ownership changes as defined under Section 382 of the Internal Revenue Code have occurred. Any such ownership changes could limit the utilization of NOL carryforwards. The amount of post-change taxable income that may be offset is limited annually by the “Section 382 Limitation,” generally calculated as the value of the Company immediately before the ownership change multiplied by a long-term interest rate established monthly by the Internal Revenue Service. The Company has not yet determined whether any such limitation applies. Aside from Section 382, there may be other restrictions or limitations of our NOL’s.

The Company files corporate income tax returns in the United States. Our U.S. tax matters for 2021 thru 2023 remain subject to IRS examination. Our U.S. tax matters for 2005-2015, 2017, and 2019-2020 also remain subject to IRS examination due to the remaining availability of net operating loss carryforwards generated in those years. Our U.S. tax matters for 2014 thru 2023 remain subject to examination by state and local tax jurisdictions.

As of December 31, 2024 and 2023, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial statements. The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the Statement of Operations. No interest and penalties were recorded for the years ended December 31, 2024 and 2023.

Because of its cumulative NOL carryforward position, all prior tax years remain subject to examination by federal and state taxing authorities.

Note 11 – Subsequent Events

Subsequent to December 31, 2024, the Company had the following transactions:

Notes Payable – Related Party

In February 2025, the Company executed a note with a board director for $100,000. The advance was non-interest bearing and unsecured. The note was required to be repaid within one-month (1) of the Company receiving a capital investment of a sufficient amount to make this repayment. The $100,000 advance was repaid in full.

The same board director has also been repaid $250,000 on existing Notes #2 and #3 which had remaining balances at December 31, 2024 of $150,000 and $100,000, respectively. See Note 5 for tabular summary.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Stock Issued for Cash

The Company issued 8,000,000 shares of common stock for $8,000,000 ($1/share).

Common Stock Repurchase Agreement

The Company repurchased 4,000,000 shares of common stock from a stockholder for $2,500,000 ($0.60 - 0.75/share).

The repurchased shares were cancelled and retired upon acquisition and are no longer considered issued or outstanding. In accordance with FASB ASC 505-30, Equity – Treasury Stock, and consistent with the Company’s corporate charter and applicable state law, the cancelled shares were returned to the status of authorized but unissued, thereby increasing the number of shares available for future issuance.

The repurchase will be accounted for as a reduction to stockholders’ equity, with the purchase price allocated entirely to Additional Paid-in Capital (“APIC”), as the Company had sufficient APIC available from prior issuances. No gain or loss will be recognized in connection with this transaction. The cash outflow related to the stock repurchase will be classified as a financing activity in the statement of cash flow.

In conjunction with the stock repurchase, the Company also issued 500,000 freestanding warrants to the selling stockholder. The warrants have an exercise price of $1 and expire on December 31, 2026. The warrants were classified as equity instruments under FASB ASC 815-40 and recorded at fair value, with a corresponding credit to APIC. As the warrants were issued as part of the consideration for the share repurchase, their fair value was included in the total cost of the repurchase transaction, resulting in a net effect of $0 on total stockholders’ equity.

Right-of-Use Operating Lease

On July 8, 2025, the Company executed a five-year lease for its office space, covering the period from July 8, 2025 to July 8, 2030.

●	Lease term: 60 months (five years)

●	Monthly lease payments:

○	Months 1-12: $3,626 per month

○	Months 13-24: $3,777 per month

○	Months 25-60: $4,200 per month

●	Total lease obligation: $240,040 (excluding variable monthly operating expenses)

●	Occupancy date: August 1, 2025

●	Renewal option: The lease has no renewal options.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

●	Lease classification: The lease is evaluated under ASC 842, Leases, and recorded as a right-of-use (ROU) asset and lease liability based on the present value of lease payments ($196,049) at lease commencement.

●	Lease incentives/allowances – none

●	Guarantee – The lease is guaranteed by the Company’s Chief Executive Officer. The guarantee is unconditional and continuing, and covers the full performance of the lease obligations, including payment of rent and fulfillment of all tenant responsibilities.

The Company recognizes lease expense on a straight-line basis over the lease term.

Right-of-Use Operating Lease – Lease Termination

On June 26, 2025, the Company entered into an agreement to terminate its existing operating lease, which was originally scheduled to expire on May 31, 2027. The last payment was made July 1, 2025. Pursuant to the agreement, the termination is effective as of August 31, 2025.

As part of the termination agreement, the Company paid a lump-sum settlement of $20,000 to the lessor. This payment has been recorded as a lease termination expense in the consolidated statement of operations in 2025.

Upon termination, the Company:

●	Derecognized the right-of-use (ROU) asset and the corresponding lease liability related to the lease;

●	Recognized any difference between the asset and liability as a gain or loss on lease termination;

●	Included the $20,000 termination fee in the total expense recognized upon derecognition.

Loss on lease termination of $15,018 was calculated as follows:

Right-of-Use Asset	$28,228
Cash paid to terminate lease	20,000
Lease liability	(33,210)
Loss on lease termination	$15,018

Certified Public Accountants

The Board of Directors

Positron Corporation

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Positron Corporation:

Results of Review of Interim Financial Statements

We have reviewed the accompanying balance sheet of Positron Corporation (the Company) as of September 30, 2025, the related statements of operations and changes in stockholders' equity (deficit) for the three-month and nine-month periods ended September 30, 2025 and 2024, and the related statements of cash flows for the nine-month periods ended September 30, 2025 and 2024, and the related notes to the financial statements (collectively, the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2024, and the related statements of operations, changes in stockholder's deficit and cash flows for the year then ended (not presented herein); and in our report dated September 23, 2025, we expressed an unqualified opinion on those financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Company's ability to continue as a going concern. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2024, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Emphasis of Matter

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements and Note 1 to the annual financial statements for the year ended December 31, 2024 (not presented herein), the Company has suffered recurring losses from operations and negative cash flows from operating activities. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the respective interim financial statements. The interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our reviews in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Buffalo, New York

October 31, 2025

Positron Corporation

Balance Sheets

(Unaudited)

	September 30, 2025	December 31, 2024
Assets

Current Assets
Cash and cash equivalents	$1,880,010	$69,791
Accounts receivable	8,333	16,667
Inventory	1,256,862	1,256,862
Prepaids and other	24,521	9,131
Total Current Assets	3,169,726	1,352,451

Property and equipment - net	92,851	34,103

Operating lease - right-of-use asset	189,514	38,976

Deposits	375,000	375,000

Total Assets	$3,827,091	$1,800,530

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$13,363	$7,693
Accounts payable and accrued expenses - related party	376,770	326,030
Deferred revenue	120,000	66,330
Note payable - related party - net	1,200,000	1,450,000
Operating lease liability	29,561	19,900
Convertible advance payable	563,000	563,000
Total Current Liabilities	2,302,694	2,432,953

Long Term Liabilities
Operating lease liability	161,834	24,302
Total Long Term Liabilities	161,834	24,302

Total Liabilities	2,464,528	2,457,255

Commitments and Contingencies (Note 6)

Stockholders’ Equity (Deficit)
Series A, preferred stock - $1 par value; 8% cumulative, convertible, redeemable; 5,450,000 shares authorized; 435,085 and 435,085 shares issued and outstanding, respectively	435,085	435,085
Series B, preferred stock - $1 par value; convertible, redeemable; 9,000,000 shares authorized; 192,000 and 192,000 shares issued and outstanding, respectively	192,000	192,000
Common stock - $0.0001 par value, 6,000,000,000 shares authorized 31,405,008 and 27,305,008 shares issued and outstanding, respectively	3,141	2,731
Additional paid-in capital	138,768,462	133,047,521
Accumulated deficit	(138,035,750)	(134,333,687)
Less: treasury stock at cost - 750 and 750 shares, respectively	(375)	(375)
Total Stockholders’ Equity (Deficit)	1,362,563	(656,725)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,827,091	$1,800,530

The accompanying notes are an integral part of these unaudited financial statements

Positron Corporation

Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$111,000	$136,000	$350,452	$451,500

Cost of sales	367,161	168,168	1,146,626	659,175

Gross loss	(256,161)	(32,168)	(796,174)	(207,675)

General and administrative expenses	749,992	262,748	2,803,258	906,831

Loss from operations	(1,006,153)	(294,916)	(3,599,432)	(1,114,506)

Other income (expense)
Interest expense	(30,247)	(35,157)	(95,091)	(103,300)
Interest income	7,478	—	7,478	—
Amortization of debt discount	—	—	—	(31,677)
Loss on lease termination	(15,018)	—	(15,018)	—
Total other income (expense)	(37,787)	(35,157)	(102,631)	(134,977)

Net loss	$(1,043,940)	$(330,073)	$(3,702,063)	$(1,249,483)

Loss per share - basic and diluted	$(0.03)	$(0.01)	$(0.12)	$(0.05)

Weighted average number of shares - basic and diluted	31,305,008	25,358,579	30,586,449	25,358,579

The accompanying notes are an integral part of these unaudited financial statements

Positron Corporation

Statements of Changes in Stockholders’ Equity (Deficit)

For the Three and Nine Months Ended September 30, 2025

(Unaudited)

							Additional				Total
	Series A - Preferred Stock		Series B - Preferred Stock		Common Stock		Paid-in	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Equity (Deficit)
December 31, 2024	435,085	$435,085	192,000	$192,000	27,305,008	$2,731	$133,047,521	$(134,333,687)	750	$(375)	$(656,725)

Stock issued for cash ($1/share)	—	—	—	—	8,000,000	800	7,999,200	—	—	—	8,000,000

Cash paid to repurchase and retire common stock ($0.60 - $0.75/share)	—	—	—	—	(4,000,000)	(400)	(2,499,600)	—	—	—	(2,500,000)

Imputed interest expense on debt - related parties	—	—	—	—	—	—	2,937	—	—	—	2,937

Forgiveness of accrued interest payable - related party	—	—	—	—	—	—	41,414	—	—	—	41,414

Net loss	—	—	—	—	—	—	—	(1,467,381)	—	—	(1,467,381)

March 31, 2025	435,085	$435,085	192,000	$192,000	31,305,008	$3,131	$138,591,472	$(135,801,068)	750	$(375)	$3,420,245

Stock issued for services rendered ($1.77/share)	—	—	—	—	100,000	10	176,990	—	—	—	177,000

Net loss	—	—	—	—	—	—	—	(1,190,742)	—	—	(1,190,742)

June 30, 2025	435,085	$435,085	192,000	$192,000	31,405,008	$3,141	$138,768,462	$(136,991,810)	750	$(375)	$2,406,503

Net loss	—	—	—	—	—	—	—	(1,043,940)	—	—	(1,043,940)

September 30, 2025	435,085	$435,085	192,000	$192,000	31,405,008	$3,141	$138,768,462	$(138,035,750)	750	$(375)	$1,362,563

The accompanying notes are an integral part of these unaudited financial statements

Positron Corporation

Statements of Changes in Stockholders’ Equity (Deficit)

For the Three and Nine Months Ended September 30, 2024

(Unaudited)

									Additional				Total
	Series A - Preferred Stock		Series B - Preferred Stock		Common Stock		Common Stock Issuable		Paid-in	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Deficit
December 31, 2023	435,085	$435,085	192,000	$192,000	24,930,008	$2,493	—	$—	$130,815,044	$(131,954,595)	750	$(375)	$(510,348)

Stock issued for cash ($1/share)	—	—	—	—	—	—	1,000,000	100	999,900	—	—	—	1,000,000

Net loss	—	—	—	—	—	—	—	—	—	(570,185)	—	—	(570,185)

March 31, 2024	435,085	$435,085	192,000	$192,000	24,930,008	$2,493	1,000,000	$100	$131,814,944	$(132,524,780)	750	$(375)	$(80,533)

Net loss	—	—	—	—	—	—	—	—	—	(349,225)	—	—	(349,225)

June 30, 2024	435,085	435,085	192,000	192,000	24,930,008	2,493	1,000,000	100	131,814,944	(132,874,005)	750	(375)	(429,758)

Imputed interest expense on debt - related parties	—	—	—	—	—	—	—	—	1,885	—	—	—	1,885

Net loss	—	—	—	—	—	—	—	—	—	(330,073)	—	—	(330,073)

September 30, 2024	435,085	$435,085	192,000	$192,000	24,930,008	$2,493	1,000,000	$100	$131,816,829	$(133,204,078)	750	$(375)	$757,946

The accompanying notes are an integral part of these unaudited financial statements

Positron Corporation

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(3,702,063)	$(1,249,483)
Adjustments to reconcile net loss to net cash used in operations
Amortization of operating lease - right-of-use asset	17,283	12,102
Amortization of debt discount	—	31,675
Depreciation expense	17,776	17,313
Stock issued for services	177,000	—
Loss on lease termination	15,018	—
Imputed interest expense on debt	—	1,118
Imputed interest expense on debt - related parties	2,937	767
Cash paid for lease termination	(20,000)	—
Changes in operating assets and liabilities
(Increase) decrease in
Accounts Receivable	8,334	22,067
Prepaids	(15,390)	(30,832)
Deposits	—	(100,000)
Increase (decrease) in
Accounts payable and accrued expenses	5,670	2,914
Accounts payable and accrued expenses - related party	92,154	180,387
Deferred revenue	53,670	25,336
Operating lease liability	(15,646)	(11,142)
Net cash used in operating activities	(3,363,257)	(1,097,778)

Investing activities
Purchase of fixed assets	(76,524)	—
Advances on loans receivable	—	(75,000)
Net cash used in investing activities	(76,524)	(75,000)

Financing activities
Proceeds from stock issued for cash	8,000,000	1,000,000
Cash paid to repurchase and retire common stock	(2,500,000)	—
Proceeds from issuance of note payable - related party	100,000	—
Proceeds from issuance of note payable	—	300,000
Proceeds (repayments) on notes payable - related party	(350,000)	—
Net cash provided by financing activities	5,250,000	1,300,000

Net increase in cash and cash equivalents	1,810,219	127,222

Cash and cash equivalents - beginning of period	69,791	100,653

Cash and cash equivalents - end of period	$1,880,010	$227,875

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for income tax	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Forgiveness of accrued interest payable - related party	$41,414	$—
Right-of-use asset obtained in exchange for new operating lease liability	$196,049	$—
Termination of ROU operating lease asset and liability	$28,228	$—

The accompanying notes are an integral part of these unaudited financial statements

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Positron Corporation (collectively, “we,” “us,” “our” or the “Company”), a Texas Corporation (originally incorporated in December 20, 1983 and reincorporated in Texas on February 7, 2014).

Positron Corporation is a medical technology company committed to advancing the PET imaging modality through the development, manufacturing, and commercialization of its state-of-the-art PET and PET-CT (Positron Emission Tomography/Computed Tomography) imaging systems. With a strong focus on cardiac PET—the gold standard in nuclear cardiology—Positron provides cutting-edge solutions that enhance diagnostic accuracy, improve patient outcomes, and drive cost-effective care for healthcare providers across North America.

Positron specializes in the field of cardiac PET imaging. Positron’s PET technology, clinical services and practice solutions enables healthcare providers to accurately diagnose coronary artery disease and improve patient outcomes while practicing cost effective medicine.

Positron’s imaging portfolio includes a dedicated PET only and 3D PET-CT 64-Slice systems, both designed to expand access to advanced molecular imaging. Additionally, Positron is preparing to introduce its 4D PET-CT 64-Slice scanner, further strengthening its role in the evolution of nuclear cardiology while positioning the company for entry into the oncology imaging market. These innovations, supported by Positron’s comprehensive clinical and technical services, enable nuclear cardiologists and imaging specialists to fully leverage PET technology for superior diagnostic capabilities.

Positron, through an exclusive cooperation agreement with Shenyang Intelligent Neuclear Medical Technology Co. Ltd., a wholly owned subsidiary of Neusoft Medical Systems (Neusoft) has developed Positron’s new PET-CT 4D system which Positron will sell, service and provide clinical services and full support over the lifetime of the system throughout North America.

Positron expects to offer PET-CT molecular imaging device that will enable nuclear cardiologists to utilize their capabilities of molecular imaging and nuclear medicine.

Positron will continue to advance and distribute PET and PET-CT technology through its supply, development, and R&D partnership with Shenyang Intelligent Neuclear Medical Technology Co, LTD, a subsidiary of Neusoft.

For the three and nine months ended September 30, 2025 and 2024, all revenues were derived from service contracts pertaining to the Atrius systems.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, such statements include all adjustments which are considered necessary for a fair presentation of the unaudited financial statements of the Company as of September 30, 2025. The operating results presented herein are not necessarily an indication of the results that may be expected for the year. The unaudited financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the years ended December 31, 2024 and 2023.

Liquidity, Going Concern and Management’s Plans

These unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying unaudited financial statements, for the nine months ended September 30, 2025, the Company had:

●	Net loss of $3,702,063; and

●	Net cash used in operations was $3,363,257

Additionally, at September 30, 2025, the Company had:

●	Accumulated deficit of $138,035,750

●	Stockholders’ equity of $1,362,563; and

●	Working capital of $867,032

The Company has cash on hand of $1,880,010 at September 30, 2025. The Company does not expect to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Management’s strategic plans include the following:

●	Execute business operations more fully during the current year;

●	Expand its reach within nuclear cardiology with the launch of our PET-CT system which provides greater features and functions now available to nuclear cardiologists and their diagnostic capabilities;

●	Enter the vast oncology market with its new PET-CT system with a faster, smaller, more economical solution for practices, hospitals, and patients;

●	Explore and execute of prospective strategic and partnership opportunities; and

●	Pursue to “Up-List” to a more prominent publicly reporting exchange with OTC Markets.

Note 2 - Summary of Significant Accounting Policies

Business Segments and Expense Disclosure

The Company follows Financial Accounting Standards Board (FASB) ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

FASB ASC 280-10-50-1 states that an operating segment is a component of a public entity that:

●	Engages in business activities from which it may earn revenues and incur expenses;

●	Has operating results that are regularly reviewed by the Chief Operating Decision Maker (CODM), who is the Company’s Chief Executive Officer, to make decisions about resource allocation and performance assessment; and

●	Has discrete financial information available.

Under ASC 280-10-50-10, a public entity is required to report separately only those operating segments that meet certain quantitative thresholds. However, as specified in FASB ASC 280-10-50-11, if a company’s business activities are managed as a single operating segment and reviewed on a basis, the company may report as a single segment. The Company has determined that it operates as one reportable segment, as its CODM reviews the business as a whole rather than by distinct business components. Significant expenses within loss from operations, as well as within net loss, include cost of sales and general and administrative expenses, which are each presented separately on the accompanying Statements of Operations. Other segment items within net loss include interest expense, net, and amortization of debt discount.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07"), which requires all public entities, including public entities with a single reportable segment, to provide in interim and annual periods one or more measures of segment profit or loss used by the chief operating decision maker to allocate resources and assess performance. Additionally, the standard requires disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures. The Company adopted ASU 2023-07 effective December 31, 2024, on a retrospective basis. The adoption of 2023-07 did not change the way that the Company identifies its reportable segments and, as a result, did not have a material impact on the Company’s segment-related disclosures.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the recognition of revenues and expenses during the reporting period. Actual results may differ from these estimates, and such differences could be material.

In accordance with FASB ASC 250-10-50-4, changes in estimates are recorded in the period in which they become known and are accounted for prospectively. The Company bases its estimates on historical experience, industry trends, and other relevant factors, incorporating both quantitative and qualitative assessments that it believes are reasonable under the circumstances.

Significant estimates during the nine months ended September 30, 2025 and 2024 include:

●	Allowance for doubtful accounts and other receivables

●	Inventory reserves and classifications

●	Valuation of equity based instruments

●	Estimated useful lives of property and equipment

●	Implicit interest rate in right-of-use operating leases

●	Uncertain tax positions

●	Valuation allowance on deferred tax assets

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense market dynamics, shifting consumer demand, and economic fluctuations. The Company’s operations are exposed to significant financial, operational, and strategic risks, including potential business disruptions, supply chain constraints, and liquidity challenges.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

In accordance with FASB ASC 275, “Risks and Uncertainties,” the Company evaluates and discloses risks that could materially affect its financial condition, results of operations, and business outlook. Key factors contributing to variability in sales and earnings include:

1.	Industry Cyclicality – The Company’s financial performance is affected by industry trends, seasonality, and shifts in market demand.

2.	Macroeconomic Conditions – Economic downturns, inflationary pressures, interest rate changes, global tariff policy, and geopolitical risks may impact consumer purchasing behavior and the Company’s revenue streams.

3.	Pricing Volatility – The cost and availability of raw materials, supply chain disruptions, and competitive pricing pressures can lead to fluctuations in gross margins and profitability.

Given these uncertainties, the Company faces challenges in accurately forecasting financial performance and may experience material risks affecting liquidity, business continuity, and long-term strategic growth. The Company continuously assesses these risks and implements measures to mitigate their potential impact.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with Financial Accounting Standards Board (FASB) ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value and requires related disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the Company’s principal market or, if none exists, the most advantageous market for the asset or liability.

Fair Value Hierarchy

FASB ASC 820 requires the use of observable inputs whenever available and establishes a three-tier hierarchy for measuring fair value:

●	Level 1 – Quoted market prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities or inputs that are directly or indirectly observable.

●	Level 3 – Unobservable inputs that require significant judgment, including management assumptions and estimates based on available market data.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The classification of an asset or liability within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. Level 3 valuations generally require more judgment and complexity, often involving a combination of cost, market, or income approaches, as well as assumptions about market conditions, pricing, and other factors.

Fair Value Determination

The Company assesses the fair value of its financial instruments and, where appropriate, may engage external valuation specialists to assist in determining fair value. While management believes that recorded fair values are reasonable, they may not necessarily reflect net realizable values or future fair values.

Financial Instruments Carried at Historical Cost

The Company’s financial instruments—including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses (including related party balances)—are recorded at historical cost. As of September 30, 2025 and December 31, 2024, respectively, the carrying amounts of these instruments approximated their fair values due to their short-term maturities.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less from the date of purchase, including money market accounts and short-term certificates of deposit, to be cash equivalents.

At September 30, 2025, the Company’s cash equivalents consisted of a money market account and a three-month certificate of deposit. The certificate of deposit had an original maturity of three months or less and is therefore classified as a cash equivalent.

At December 31, 2024, the Company did not hold any cash equivalents.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At September 30, 2025 and December 31, 2024, the Company had cash in excess of the insured FDIC limit of $636,011 and $0, respectively. From time to time the Company has amounts that exceed the FDIC insured amount but does not expect any non-performance.

Accounts Receivable

The Company accounts for accounts receivable in accordance with FASB ASC 310, Receivables. Receivables are recorded at their net realizable value, which represents the amount management expects to collect from outstanding customer balances.

The Company extends credit to customers based on an evaluation of their financial condition and other factors. The Company does not require collateral, and interest is not accrued on overdue accounts receivable.

Allowance for Expected Credit Losses

Management periodically assesses the collectability of accounts receivable and establishes an allowance for expected credit losses as needed. The allowance is determined based on:

●	A review of outstanding accounts,

●	Historical collection experience, and

●	Current economic conditions.

Accounts deemed uncollectible are written off against the allowance when determined to be uncollectible .

Allowance for expected credit losses was $0 at September 30, 2025 and December 31, 2024.

Inventory

The Company accounts for inventory in accordance with FASB ASC 330, Inventory. Inventory consists solely of one scanning machine, and is stated at the lower of cost or net realizable value (“LCNRV”) using the first-in, first-out (FIFO) method.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Inventory Valuation and Reserve Assessment

Management assesses the recoverability of inventory each reporting period and establishes reserves for potential inventory write-downs when necessary. The Company evaluates factors such as:

●	Market conditions;

●	Net realizable value based on estimated selling price; and

●	Inventory turnover trends.

For the three and nine months ended September 30, 2025 and 2024, respectively, the Company did not record any provisions for inventory obsolescence or impairment.

At September 30, 2025 and December 31, 2024, the Company had inventory of $1,256,862, respectively.

Deposits

The Company has deposits on hand with a third-party manufacturer related to the purchase of equipment. As of September 30, 2025 and December 31, 2024, deposits were as follows:

Balance - December 31, 2023	$275,000
Advances	100,000
Balance - December 31, 2024	375,000
No activity	—
Balance - September 30, 2025	$375,000

In 2022, the Company made an initial deposit of $1,000,000, which was subsequently used to purchase inventory during the same year. As part of this transaction, the Company was required to pay a Non-Recurring Engineering (NRE) Fee of $700,000 to the manufacturer for research, development, and technology transfer services. Of this amount, $210,000 was paid in 2022.

The Company has not yet received FDA clearance for its PET-CT system, however, the balance of $490,000 was paid in 2025.

If the equipment fails validation or FDA approval, the Company has the contractual right to return the equipment and receive a refund of the $1,000,000 deposit, less any applicable shipping and handling costs.

Additionally, the manufacturer has agreed to provide a one-year warranty on the equipment and related software, commencing upon the closing of the equipment purchase.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Concentrations

The Company evaluates and discloses significant concentrations of risk in accordance with FASB ASC 275-10, Risks and Uncertainties. These risks may arise from customer concentrations, vendor reliance, geographic dependence, or other economic factors that could materially impact the Company’s financial position, results of operations, and cash flows.

A concentration exists when a single customer, supplier, or market accounts for a significant portion (typically greater than 10%) of the Company’s total revenues, accounts receivable, or vendor purchases

For the three and nine months ended September 30, 2025 and 2024, respectively, the Company has no such concentrations.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation, in accordance with FASB ASC 360, “Property, Plant, and Equipment.” Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Repairs and maintenance expenditures that do not materially extend the useful life of an asset are expensed as incurred. Significant improvements or upgrades that increase the asset’s productivity, efficiency, or useful life are capitalized.

Upon disposal or sale of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the statement of operations, in accordance with FASB ASC 360-10-40-5.

The Company evaluates the carrying value of property and equipment whenever events or changes in circumstances indicate that the asset may be impaired. If impairment indicators exist, the Company assesses recoverability based on the undiscounted future cash flows expected from the use and disposition of the asset. If the carrying amount exceeds the estimated recoverable amount, an impairment loss is recognized in accordance with FASB ASC 360-10-35-17.

Financial Instruments with Characteristics of Both Liabilities and Equity

The Company evaluates equity or liability classification for freestanding financial instruments, including convertible preferred stock, warrants, and options, pursuant to the guidance under FASB ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480"). The Company classifies as liabilities all freestanding financial instruments that are (i) mandatorily redeemable, (ii) represent an obligation to repurchase the Company’s equity shares by transferring assets, or (iii) represent an unconditional obligation (or conditional obligation if the financial instrument is not an outstanding share) to issue a variable number of shares predominantly based on a fixed monetary amount, variations in something other than the fair value of the Company’s equity shares, or variations inversely related to changes in fair value of the Company’s equity shares.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

If a freestanding financial instrument does not represent an outstanding equity share and does not meet liability classification under ASC 480, the Company then assesses whether the freestanding financial instrument is indexed to its own stock and meets equity classification pursuant to FASB ASC 815-40, Derivatives and Hedging (“ASC 815"). The Company further assesses whether the freestanding financial instruments should be classified as temporary equity. Freestanding financial instruments that are redeemable for cash or other assets at a fixed or determinable date, at the option of the holder, or upon the occurrence of an event are classified in temporary equity in accordance with FASB ASC 480. Otherwise, the freestanding financial instruments are classified in permanent equity.

Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

●	Records the newly issued shares at fair value;

●	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and

●	Recognizes a gain or loss on debt extinguishment, if applicable.

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital.

Original Issue Discounts and Other Debt Discounts

The Company accounts for original issue discounts (OID) and other debt discounts in accordance with FASB ASC 835-30, Interest—Imputation of Interest. These discounts are recorded as a reduction of the carrying amount of the related debt and are amortized to interest expense over the term of the debt using the effective interest method, unless the straight-line method is materially similar.

Original Issue Discounts (OID)

For certain notes issued, the Company may provide the debt holder with an original issue discount (OID), which is recorded as a debt discount, reducing the face value of the note. The discount is amortized to interest expense over the term of the debt in the Statements of Operations.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Stock and Other Equity Issued with Debt

The Company may issue common stock or other equity instruments in connection with debt issuance. When stock is issued, it is recorded at fair value and treated as a debt discount, reducing the carrying amount of the note. These discounts are amortized to interest expense over the life of the debt.

The combined debt discounts, including OID and stock-related discounts, cannot exceed the face amount of the debt.

Debt Issuance Costs

Debt issuance costs, including fees paid to lenders or third parties, are capitalized as a debt discount and amortized to interest expense over the life of the debt in accordance with FASB ASC 835-30-45-3. These costs are presented as a direct deduction from the carrying amount of the debt liability rather than as a separate asset.

Warranty Obligations

The Company provides an assurance-type warranty on its products, covering defects in design, materials, and workmanship for a period of one year from customer acceptance. Under FASB ASC 460-10-25-5 and FASB ASC 450-20, the Company recognizes a liability for estimated warranty costs when the obligation is probable and reasonably estimable, which typically occurs at the time of product delivery.

The warranty provision is based on historical trends related to the nature, frequency, and average cost of claims for each product line. These estimates are continuously reassessed using the best available information, and adjustments are made as necessary.

Historically, the Company has incurred insignificant warranty-related costs, and at September 30, 2025 and December 31, 2024, no warranty liability was recorded, as the estimated obligation was deemed immaterial.

Additionally, certain components used in the Company’s products are covered under supplier-provided limited warranties, which include replacement and service coverage for parts. The Company does not have direct responsibility for these supplier warranties.

As of September 30, 2025 and December 31, 2024, the Company is not aware of any pending or asserted claims related to warranty obligations.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Treasury Stock

The Company accounts for treasury stock transactions under the cost method in accordance with FASB ASC 505-30, Treasury Stock. Under this method, when the Company repurchases its own shares, the full acquisition cost is recorded as a reduction to stockholders’ equity under the treasury stock account. These shares remain issued but are not considered outstanding and do not participate in dividends or earnings per share calculations.

As of September 30, 2025 and December 31, 2024, respectively, the Company had 750 shares of treasury stock recorded at an aggregate cost of $375.

Right of Use Assets and Lease Obligations

The Company accounts for right-of-use (ROU) assets and lease liabilities in accordance with FASB ASC 842, Leases. These amounts reflect the present value of the Company’s estimated future minimum lease payments over the lease term, including any reasonably certain renewal options, discounted using a collateralized incremental borrowing rate.

The Company classifies its leases as either operating or finance leases. The Company’s leases primarily consist of operating leases, which are included as Right-of-Use Assets and Operating Lease Liabilities on the balance sheet.

Short-Term Leases

The Company has elected the short-term lease exemption, whereby leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments are expensed on a straight-line basis over the lease term.

Lease Term and Renewal Options

In determining the lease term, the Company evaluates whether renewal options are reasonably certain to be exercised. Factors considered include:

●	The useful life of leasehold improvements relative to the lease term,

●	The economic performance of the business at the leased location,

●	The comparative cost of renewal rates versus market rates, and

●	The presence of any significant economic penalties for non-renewal.

If a renewal option is deemed reasonably certain to be exercised, the ROU asset and lease liability reflect those additional future lease payments. The Company’s operating leases contain renewal options with no residual value guarantees. Currently, management does not expect to exercise any renewal options, which are therefore excluded in the measurement of lease obligations.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Discount Rate and Lease Liability Measurement

Since the implicit rate in the leases is not readily determinable, the Company applies an incremental borrowing rate that represents the rate it would incur to borrow on a collateralized basis over a similar term and currency environment.

Lease Impairment

The Company evaluates ROU assets for impairment indicators whenever events or changes in circumstances suggest the carrying amount may not be recoverable.

See Note 6 for further discussion on lease cancelation during the nine months ended September 30, 2025.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers, as amended by FASB ASU 2014-09. Under ASC 606, revenue is recognized when control of the promised services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Nature of Services

The Company generates revenue from clinical, technical, and maintenance service contracts, which provide customers with ongoing product support. These contracts contain a single distinct performance obligation and are generally structured as automatically renewable agreements unless terminated within ninety (60) days after the first year.

The Company follows the five-step revenue recognition model:

1. Identify the Contract with a Customer

A contract exists when the following criteria are met:

●	The contract creates enforceable rights and obligations between the Company and the customer.

●	The contract has commercial substance, meaning it affects the Company’s cash flows.

●	The payment terms are identified, and the consideration is determinable.

●	It is probable that the Company will collect the consideration in exchange for the services transferred.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Contracts for maintenance services meet these criteria. The Company assesses collectability based on historical payment trends and credit risk.

2. Identify the Performance Obligations in the Contract

A performance obligation is a distinct service promised in the contract that is both capable of being distinct and distinct in the context of the contract.

The Company provides customers with ongoing maintenance services, which include:

●	Priority response

●	24/7 clinical and service support

●	Parts, services, preventative maintenance, and software upgrades

●	Uptime guarantees

●	Remote access diagnostic/maintenance capabilities

●	Daily quality assurance inspection

●	Continued physician and technician applications training

These elements are considered a single performance obligation, as they are not separately identifiable within the contract and are integrated into an overall maintenance service. These services are combined into a single obligation and not disaggregated.

3. Determine the Transaction Price

The transaction price is the amount of consideration the Company expects to receive in exchange for fulfilling its maintenance service obligations.

Considerations in determining the transaction price include:

●	Fixed consideration – The contract price is clearly stated.

●	No variable consideration – The Company does not offer refunds, rebates, or pricing incentives.

●	No financing component – Fees for maintenance contracts are typically billed in advance on a monthly basis, with payment due within 30 days. The Company applies the practical expedient to exclude any financing component for contracts with payment terms of one year or less.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

4. Allocate the Transaction Price to Performance Obligations

For maintenance contracts, the entire transaction price is allocated to the single performance obligation. Because each contract consists of a singular integrated maintenance service, there is no need for further allocation.

5. Recognize Revenue When (or As) Performance Obligations Are Satisfied

Revenue is recognized over time as the Company satisfies its performance obligations.

●	Maintenance Contracts: The performance obligation is satisfied evenly over the contract period, as services are rendered on a continual basis.

●	The Company recognizes revenue monthly as services are provided, and there are no remaining performance obligations at the end of each month.

Revenue is not recognized based on invoicing dates but rather based on the satisfaction of performance obligations.

Remaining Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct service to the customer and represents the unit of account under FASB ASC 606.

●	The Company tracks performance obligations at contract inception to monitor and account for them over the contract’s life.

●	At September 30, 2025 and December 31, 2024, the Company had no remaining performance obligations, as all services were rendered as of each period end.

Principal vs. Agent Considerations

In evaluating whether the Company acts as a principal or agent in maintenance service transactions.

The Company has determined that it is acting as a principal in providing maintenance services, based on the following factors:

●	The Company controls the service before it is transferred to the customer.

●	The Company has discretion in pricing, as it sets the contract price.

●	The Company is responsible for fulfilling the contractual obligation to provide maintenance services.

●	The Company bears the risk of fulfilling performance obligations and ensuring uptime guarantees.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Based on these factors, the Company recognizes revenue on a gross basis as the principal in maintenance service transactions.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent amounts received from customers before the satisfaction of performance obligations and are subsequently recognized as revenue upon fulfillment.

●	The Company discloses contract balances related to deferred revenue when applicable.

●	Timing of invoicing may differ from timing of revenue recognition, resulting in contract liabilities (deferred revenue) on the balance sheet.

As of September 30, 2025 and December 31, 2024, the Company’s deferred revenues were $120,000 and $66,330, respectively.

The following represents the Company’s disaggregation of revenues by type for the three and nine months ended September 30, 2025 and 2024, respectively:

	Three Months Ended September 30,
	2025		2024

Sales	Revenue	% of Revenues	Revenue	% of Revenues

Service Income	$111,000	100%	$136,000	100%

	Nine Months Ended September 30,
	2025		2024

Sales	Revenue	% of Revenues	Revenue	% of Revenues

Service Income	$350,452	100%	$451,500	100%

Currently, the Company’s revenue is solely derived from service maintenance contracts, with no additional sources of revenue.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Cost of Sales

The Company recognizes cost of sales in accordance with FASB ASC 705, Cost of Sales and Services.

Cost of sales consists of direct expenses incurred in the delivery of services related to the Company’s maintenance contracts. These costs are recognized as incurred and are directly attributable to fulfilling service obligations under customer agreements.

The primary components of cost of sales include:

●	Salaries and Wages – Compensation, payroll taxes, and employee benefits associated with the Company’s service technicians and clinical support staff.

●	Job-Related Materials and Supplies – Expenses for parts, tools, software upgrades, and consumable materials required to perform maintenance and repairs.

All costs included in cost of sales are directly related to the provision of contracted maintenance services and align with revenue recognition principles under FASB ASC 606.

The Company continually evaluates its cost structure to optimize service delivery while maintaining contractual uptime guarantees and quality assurance standards.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial reporting and tax bases of assets and liabilities. These amounts are measured using enacted tax rates expected to apply in the periods when temporary differences reverse.

The effect of a change in tax rates on deferred tax balances is recognized as income or expense in the period that includes the enactment date.

Uncertain Tax Positions

The Company evaluates uncertain tax positions which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

As of September 30, 2025 and December 31, 2024, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial statements.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the Statement of Operations. No interest and penalties were recorded for the three and nine months ended September 30, 2025 and 2024.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), tax credits, and deductible temporary differences. A valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative evidence.

Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

●	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)

●	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions

●	Statutory carryforward periods for net operating losses and other deferred tax assets

●	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets

●	Nature and predictability of temporary differences and the timing of their reversal

●	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, a valuation allowance determination is not solely based on past losses—all available positive and negative evidence must be considered.

Valuation Allowance Determination

At September 30, 2025 and December 31, 2024, the Company recorded a full valuation allowance against its deferred tax assets, resulting in a net carrying amount of $0. This determination was based on cumulative losses in recent years and the lack of sufficient positive evidence to support the realization of deferred tax assets in the near term.

The Company will continue to evaluate its valuation allowance each reporting period and will recognize deferred tax assets in the future if sufficient positive evidence emerges to support their realization.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Advertising Costs

Advertising costs are expensed as incurred, in accordance with FASB ASC 720-35, “Advertising Costs.” These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the Statements of Operations.

The Company does not capitalize direct-response advertising costs, as they do not meet the criteria for deferral under FASB ASC 720-35-25-1.

The Company recognized marketing and advertising costs as follows:

Three Months Ended September 30,		Nine Months Ended September 30,
2025	2024	2025	2024

$64,408	$30,378	$189,193	$76,260

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

In compliance with ASU 2018-07, the Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period in accordance with FASB ASC 718.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

●	Exercise price – The agreed-upon price at which the option can be exercised.

●	Expected dividends – The anticipated dividend yield over the expected life of the option.

●	Expected volatility – Based on historical stock price fluctuations.

●	Risk-free interest rate – Derived from U.S. Treasury securities with similar maturities.

●	Expected life of the option – Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under FASB ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

●	The treatment of tax benefits and tax deficiencies in income tax reporting.

●	The option to recognize forfeitures as they occur rather than estimating them upfront.

●	Cash flow classification for certain tax-related transactions.

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Stock Warrants

In connection with certain financing transactions (debt or equity), consulting arrangements, or strategic partnerships, the Company may issue warrants to purchase shares of its common stock. These standalone warrants are not puttable or mandatorily redeemable by the holder and are classified as equity instruments in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.”

The fair value of warrants issued for compensation purposes is measured using the Black-Scholes option pricing model.

Accounting Treatment of Warrants

●	Warrants issued in conjunction with common stock issuance are initially recorded at fair value as a reduction in Additional Paid-In Capital (APIC).

●	Warrants issued for services are recorded at fair value and expensed over the requisite service period or immediately upon issuance if no service period exists.

●	Warrants classified as liabilities due to settlement features or pricing adjustments are remeasured at fair value each reporting period, with changes recognized in earnings.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Basic and Diluted Earnings (Loss) per Share

The Company computes earnings per share (“EPS”) in accordance with FASB ASC 260, “Earnings Per Share.” The calculation of basic EPS follows the two-class method and is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding, including certain other shares committed to be issued.

Basic Earnings Per Share (EPS)

Basic EPS is calculated using the two-class method , and is computed as follows:

●	Net earnings available to common shareholders represent net earnings to common shareholders, adjusted for the allocation of earnings to participating securities.

●	Losses are not allocated to participating securities.

●	The denominator includes common shares outstanding and certain other shares committed to be issued, such as restricted stock and restricted stock units (“RSUs”), for which no future service is required.

Diluted Earnings Per Share (EPS)

Diluted EPS is calculated under both the two-class method and the treasury stock method, and the more dilutive result is reported.

●	Diluted EPS is computed by taking the sum of:

○	Net earnings available to common shareholders

○	Dividends on preferred shares

○	Dividends on dilutive mandatorily redeemable convertible preferred shares

○	Divided by the weighted average number of common shares outstanding and certain other shares committed to be issued, plus all dilutive common stock equivalents during the period, such as:

▪	Stock options

▪	Warrants

▪	Convertible preferred stock

▪	Convertible debt

▪	Convertible advance payable

●	Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) qualify as participating securities under the two-class method.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The following potentially dilutive equity securities outstanding as of September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024

Series A, preferred stock (1:400)	1,088	1,088
Series B, preferred stock (1:4)	48,000	48,000
Warrants (exercise price $0.10/share)	2,100,000	1,600,000
Total common stock equivalents	2,149,088	1,649,088

For the periods in which the Company reported a net loss, all potential common shares were considered anti-dilutive and, therefore, excluded from the calculation of diluted net loss per share. As a result, the basic and diluted net loss per share amounts are the same for those periods.

Based on the potential common stock equivalents noted above at September 30, 2025, the Company has sufficient authorized shares of common stock (6,000,000,000) to settle any potential exercises of common stock equivalents.

Preferred Stock Classification

The Company applies the guidance outlined in ASC 480, Distinguishing Liabilities from Equity, in determining the appropriate classification and measurement of preferred stock. Under FASB ASC 480-10-25-4, financial instruments that embody an obligation to repurchase equity shares or require mandatory redemption at a fixed or determinable date must be classified as a liability and measured at fair value.

Preferred shares that are conditionally redeemable—including those redeemable at the option of the holder or subject to redemption upon the occurrence of events outside the issuer’s control—are classified as temporary equity in accordance with FASB ASC 480-10-S99-3A. Conversely, preferred shares that are not mandatorily redeemable and whose redemption rights are within the issuer’s control are appropriately classified as a component of stockholders’ deficit.

The Company’s Series A and Series B Preferred Stock contain conditional redemption rights, but these rights are exercisable solely at the option of the Company. Because the redemption provisions are within the Company’s exclusive control, the preferred shares do not meet the criteria for liability classification under FASB ASC 480-10-25-7. Furthermore, the shares do not meet the temporary equity classification criteria under FASB ASC 480-10-S99-3A since redemption is not outside of the Company’s control.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Accordingly, unless otherwise noted, the Company presents all issuances of Series A and Series B Preferred Stock as a component of stockholders’ equity in the financial statements.

The Company continually evaluates its capital structure and preferred stock agreements to ensure proper classification and compliance with FASB ASC 480 and SEC guidance on redeemable securities.

Related Parties

The Company defines related parties in accordance with FASB ASC 850, “Related Party Disclosures,” and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

●	Principal owners of the Company.

●	Members of management (including directors, executive officers, and key employees).

●	Immediate family members of principal owners and members of management.

●	Entities affiliated with principal owners or management through direct or indirect ownership.

●	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

●	The nature of the relationship between the parties.

●	A description of the transaction(s), including terms and amounts involved.

●	Any amounts due to or from related parties as of the reporting date.

●	Any other elements necessary for a clear understanding of the transactions’ effects on the financial statements.

Disclosures are made in accordance with FASB ASC 850-10-50-1 through 50-6 and SEC Regulation S-X, Rule 4-08(k), which requires registrants to disclose material related party transactions and their effects on the financial position and results of operations.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Recent Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

FASB ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, which enhances income tax disclosure requirements by:

●	Standardizing and disaggregating rate reconciliation categories.

●	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis.

The Company is currently assessing the impact of FASB ASU 2023-09 on its income tax disclosures and reporting requirements.

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses (“ASU 2024-03"), that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. Further clarified by ASU 2025-01, Income Statement (Topic 220): Reporting Comprehensive Income - Expense Disaggregation Disclosures, Disaggregation of Income Statement Expenses, issued in December 2025. The ASU is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently assessing the potential impacts of FASB ASU 2024-03.

In November 2024, the FASB issued ASU 2024-04, Debt with Conversion and Other Options (Subtopic 470-20) (“ASU 2024-04"), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU 2024-04 is effective for annual periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. Adoption can be on a prospective or retrospective basis. The Company is currently evaluating the disclosure impact that ASU 2024-04 may have on its financial statement presentation and disclosures.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

In July 2025, the FASB issued Accounting Standards Update 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05"). ASU 2025-05 provides a practical expedient that all entities can use when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under this practical expedient, an entity is allowed to assume that the current conditions it has applied in determining credit loss allowances for current accounts receivable and current contract assets remain unchanged for the remaining life of those assets. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and interim reporting periods in those years. Entities that elect the practical expedient and, if applicable, make the accounting policy election are required to apply the amendments prospectively. We are currently evaluating the potential impact of adopting ASU 2025-05 on our financial statements and disclosures.

Other Accounting Standards Updates

The FASB has issued various technical corrections and industry-specific updates that are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Note 3 – Property and Equipment

Property and equipment consisted of the following:

			Estimated Useful
	September 30, 2025	December 31, 2024	Lives (Years)

Equipment	$205,354	$128,830	5
Accumulated depreciation	(112,503)	(94,727)
Total property and equipment - net	$92,851	$34,103

Depreciation Expense

Three Months Ended		Nine Months Ended
September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
$8,476	$5,280	$17,776	$17,313

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Note 4 – Convertible Advance Payable

The Company’s advances payable are as follows:

Terms	Convertible Advance Payable

Issuance date of advances	Prior to 2018
Maturity date	Due on Demand
Interest rate	0%
Collateral	Unsecured
Conversion feature	45% discount to market price

Balance - December 31, 2023	563,000
No activity in 2024	—
Balance - December 31, 2024	563,000
No activity in 2025	—
Balance -September 30, 2025	$563,000

The Company has a $310,000 advance payable to a former Chief Financial Officer of the Company. The advance was originally issued with no formal terms. Pursuant to a 2017 bankruptcy proceeding, the creditor holds the option of repayment in either cash or shares of the Company’s common stock, at a 45% discount to the current market price of the common stock.

The Company has accounted for the advance payable under FASB ASC 480-10-25-14, given the obligation to issue a variable number of shares based solely or predominately on a fixed monetary amount, and recorded the liability at its fair value of $563,000 representing the holder’s discount to market on its common shares expected upon settlement. The convertible advance payable is classified within Level 3 of the valuation hierarchy.

Note 5 – Debt

Note Payable – Related Party and Warrants Issued as Debt Discount

Year Ended December 31, 2023

Background

Note #2

In April 2023, the Company executed a one (1) year note with a shareholder and board director for $500,000. The note bears interest at 8% with a default interest rate of 20%. The note is secured by the net proceeds from the Company’s PET imaging devices and service contracts.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The note principal was due 50% at December 31, 2023 and the remaining 50% plus any accrued unpaid interest at March 31, 2024.

In March 2024, the Company and the lender agreed to extend the due date of the remaining note balance of $250,000 for an additional six-months (6) to September 2024. During 2024, $100,000 had been repaid.

In September 2024, the Company and the lender agreed to extend the due date of the remaining note balance of $150,000 for an additional six-months (6) to March 2025.

The remaining $150,000 of the note was repaid in 2025. In connection with the repayment, $41,414 of accrued interest was forgiven. Because the transaction occurred with a related party (a significant stockholder and board member), the Company accounted for the forgiveness as a capital contribution, recording the amount as an increase to additional paid-in capital rather than recognizing a gain.

This treatment is consistent with FASB ASC 470-50-40-2 which contemplates the treatment of extinguishment transactions between related entities as capital transactions, and with FASB ASC 850-10-50-5, which requires related-party transactions to be presented and disclosed according to their substance rather than as arm’s-length transactions.

Evaluation of Debt Modification vs. Extinguishment

Under FASB ASC 470-50-40, a modification or exchange of debt instruments must be evaluated to determine if it should be accounted for as a debt extinguishment or as a modification of the existing debt. The Company performed the following assessments:

1. Evaluation of Substantive Changes in Terms

A debt modification or exchange is considered a substantive change and is accounted for as an extinguishment if:

●	A conversion feature that was substantive at the modification date is added or eliminated.

●	The terms of the new debt are substantially different from the original debt, determined by applying the 10% cash flow test.

The Company evaluated the debt extensions and determined that:

●	The extensions did not add or eliminate a conversion option that was substantive at the modification date.

●	The present value of the modified debt’s cash flows did not differ by 10% or more from the remaining cash flows under the original instrument.

●	There was no significant change in interest rate, collateral, or repayment terms beyond the extensions.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Since these factors did not meet the criteria for substantive modification, the Company concluded that no debt extinguishment occurred for the 2024 modification. Accordingly, there was no calculation of gain or loss

Warrants Issued with Debt

In connection with the issuance of the $500,000 note, the Company also issued 100,000 warrants to the lender, which had a fair value of $126,699, and was recorded as a debt discount, to be amortized over the life of the note. These warrants vested immediately on the grant date and expire on December 31, 2025. The warrants are exercisable at $0.10/share.

Fair value of the warrants was determined using a Black-Scholes option pricing model with the following inputs:

Expected term (years)	2.74
Expected volatility	216%
Expected dividends	0%
Risk free interest rate	3.59%

Year Ended December 31, 2024

Note #3

In August 2024, the Company executed a four-month (4) note with a shareholder and board director for $100,000. The note bears interest at 0% with a default interest rate of 20%. The note is secured by the net proceeds from the Company’s PET imaging devices and service contracts.

For the year ended December 31, 2024, the Company recorded imputed interest expense (8%) on this note of $2,783 and increased additional paid-in capital.

This note was repaid in full in March 2025.

Year Ended December 31, 2025

Note #4

In February 2025, the Company executed a note with a shareholder and board director for $100,000. The note was non-interest bearing and unsecured. The note was required to be repaid within one-month (1) of the Company receiving a capital investment of a sufficient amount to make this repayment. The $100,000 advance was repaid in full during 2025. For the nine months ended September 30, 2025, the Company recorded imputed interest expense (8%) on this note of $2,937and increased additional paid-in capital.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The following is a summary of the notes payable – related party for the period ended September 30, 2025:

	Note Payable #1	Note Payable #2	Note Payable #3	Note Payable #4
Terms	Related Party	Related Party	Related Party	Related Party

Issuance dates of notes	August 2022	April 2023	August 2024	February 2025
Maturity date	December 2025	March 2025	December 2024	March 2025
Interest rate	10%	8%	0%	0%
Imputed interest rate	N/A	N/A	8%	8%
Default interest rate	20%	20%	20%	None
Collateral	PET-CT Imaging Device	PET-CT Imaging Device	PET-CT Imaging Device	Unsecured

					Total
Balance - December 31, 2023	1,200,000	218,325	—	—	1,418,325
Proceeds from issuance of note	—	—	100,000	—	100,000
Repayments	—	(100,000)	—	—	(100,000)
Amortization of debt discount	—	31,675	—	—	31,675
Balance - December 31, 2024	1,200,000	150,000	100,000	—	1,450,000
Proceeds from issuance of note	—	—	—	100,000	100,000
Repayments	—	(150,000)	(100,000)	(100,000)	(350,000)
Balance - September 30, 2025	$1,200,000	$—	$—	$—	$1,200,000

Interest expense for the three-months ended September 30, 2025 and 2024 was $30,247 and $35,157, respectively.

Interest expense for the nine-months ended September 30, 2025 and 2024 was $95,091 and $103,300, respectively.

In March 2025, Note #1 was extended to December 31, 2025.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Notes Payable

Year ended December 31, 2024

In September 2024, the Company executed a three-month (3) note with a shareholder for working capital of $300,000. The note has a stated interest rate of 0% with a default interest rate of 20%. The Company has imputed interest at 8%. The note is secured by the net proceeds from the Company’s PET imaging devices and service contracts.

The following is a summary of notes payable for the years ended December 31, 2024:

Terms	Note Payable #1

Issuance date of note	September 2024
Maturity date	December 2024
Interest rate (imputed)	8%
Default interest rate	20%
Collateral	PET-CT Imaging Device

Balance - December 31, 2023	—
Proceeds from issuance of note	300,000
Conversion to common stock	(300,000)
Balance - December 31, 2024	$—

For the year ended December 31, 2024, the Company recorded imputed interest expense on this note of $3,814 and increased additional paid-in capital.

This $300,000 was converted into 375,000 shares of common stock in November 2024.

See Note 7.

Note 6 – Commitments and Contingencies

Operating Lease

The Company accounts for leases in accordance with FASB ASC 842: Leases, which requires lessees to apply the right-of-use (ROU) model by recognizing a right-of-use asset and a lease liability for all leases with terms exceeding 12 months.

Lease classification determines the pattern of expense recognition in the Statements of Operations:

●	Operating leases: Recognized on a straight-line basis as lease expense over the lease term.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Lease Recognition and Measurement

The Company evaluates whether an arrangement contains a lease at inception and recognizes the lease in the financial statements upon lease commencement (the date the underlying asset is available for use). ROU assets represent the Company’s right to use an asset over the lease term, while lease liabilities reflect the present value of future lease payments.

At lease commencement:

●	ROU assets and lease liabilities are initially measured at the present value of lease payments.

●	The Company primarily uses its incremental borrowing rate (IBR) to determine the present value of lease payments, except when an implicit rate is readily determinable.

●	The IBR is based on market data, adjusted for credit risk and lease term.

Practical Expedients and Lease Components

The Company applies certain practical expedients to simplify lease accounting:

●	Lease and non-lease components are combined for classification and measurement, except for direct sales-type leases and production equipment embedded in supply agreements.

●	Short-term leases (12 months or less, without purchase or renewal options) are not recorded on the balance sheet.

Lease Term and Expense Recognition

●	Lease liabilities include options to extend or terminate when reasonably certain of exercise.

●	Operating lease expense is recognized on a straight-line basis over the lease term and reported under general and administrative expenses.

●	Variable lease payments based on an index/rate are initially measured using the rate at lease commencement, with differences expensed as incurred.

Company Lease Commitments

As of September 30, 2025 and December 31, 2024, the Company had no finance leases under FASB ASC 842.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Right-of-Use Operating Lease

On July 8, 2025, the Company executed a five-year lease for its office space, covering the period from July 8, 2025 to July 8, 2030.

●	Lease term: 60 months (five years)

●	Monthly lease payments:

○	Months 1-12: $3,626 per month

○	Months 13-24: $3,777 per month

○	Months 25-60: $4,200 per month

●	Total lease obligation: $240,040 (excluding variable monthly operating expenses)

●	Occupancy date: August 1, 2025

●	Renewal option: The lease has no renewal options.

●	Lease classification: The lease is evaluated under FASB ASC 842, Leases, and recorded as a right-of-use (ROU) asset and lease liability based on the present value of lease payments ($196,049) at lease commencement.

●	Lease incentives/allowances – none

●	Guarantee – The lease is guaranteed by the Company’s Chief Executive Officer. The guarantee is unconditional and continuing, and covers the full performance of the lease obligations, including payment of rent and fulfillment of all tenant responsibilities.

The Company recognizes lease expense on a straight-line basis over the lease term.

Right-of-Use Operating Lease – Lease Termination

On June 26, 2025, the Company entered into an agreement to terminate its existing operating lease, which was originally scheduled to expire on May 31, 2027. The last payment was made July 1, 2025. Pursuant to the agreement, the termination is effective as of August 31, 2025.

As part of the termination agreement, the Company paid a lump-sum settlement of $20,000 to the lessor. This payment has been recorded as a lease termination expense in the Statements of Operations in 2025.

Upon termination, the Company:

●	Derecognized the right-of-use (ROU) asset and the corresponding lease liability related to the lease;

●	Recognized any difference between the asset and liability as a gain or loss on lease termination;

●	Included the $20,000 termination fee in the total expense recognized upon derecognition.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Loss on lease termination of $15,018 was calculated as follows:

Right-of-Use Asset	$28,228
Cash paid to terminate lease	20,000
Lease liability	(33,210)
Loss on lease termination	$15,018

On March 17, 2022, the Company executed a five-year lease extension for its office space, covering the period from June 1, 2022, through May 31, 2027.

●	Lease term: 60 months (five years)

●	Monthly lease payments:

○	Years 1-3: $1,600 per month

○	Years 4-5: $1,700 per month

●	Total lease obligation: $57,600 for the first three years and $40,800 for the last two years

●	Renewal option: The Company has the option to extend the lease for an additional five years through May 31, 2032.

●	Lease classification: The lease is evaluated under FASB ASC 842, Leases, and recorded as a right-of-use (ROU) asset and lease liability based on the present value of lease payments at lease commencement.

●	Renewal option assessment: At lease inception, based on historical operations, the Company does not expect to exercise the renewal option and has excluded it from lease liability calculations.

The Company recognizes lease expense on a straight-line basis over the lease term.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

The tables below present information regarding the Company’s operating lease asset and liability at September 30, 2025 and December 31, 2024, respectively:

	September 30, 2025	December 31, 2024
Assets

Operating lease - right-of-use asset - non-current	$189,514	$38,976

Liabilities

Operating lease liability	$191,395	$44,202

Weighted-average remaining lease term (years)	4.84	2.42

Weighted-average discount rate	8%	8%

	September 30, 2025	September 30, 2024

Operating lease costs

Amortization of right-of-use operating lease asset	$17,283	$8,065
Lease liability expense in connection with obligation repayment	3,078	$2,247
Total operating lease costs	$20,361	$10,312

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$20,352	$9,600
Right-of-use asset obtained in exchange for new operating lease liability	$196,049	$—

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Future minimum lease payments required under leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31,:

2025 (3 months)	$10,878
2026	44,267
2027	47,439
2028	50,400
2029	50,400
Thereafter	29,400
Total undiscounted cash flows	232,784
Less: amount representing interest	41,389
Present value of operating lease liability	191,395
Less: current portion of operating lease liability	29,561
Long-term operating lease liability	$161,834

Contingencies – Legal Matters

The Company may be subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of September 30, 2025 and December 31, 2024, respectively, the Company is not aware of any litigation, pending litigation, or other transactions that require accrual or disclosure.

Note 7 – Stockholders’ Equity

The Company has three (3) classes of stock:

Preferred Stock Authorization and Designation

The Company’s Certificate of Formation, as amended, authorizes the issuance of 20,000,000 shares of preferred stock, which may be issued from time to time in one or more series.

Pursuant to this authorization, the Board of Directors has the sole discretion, without requiring shareholder approval, to establish and define the specific rights, preferences, privileges, and restrictions applicable to each series of preferred stock before issuance.

These designations may include, but are not limited to:

●	Dividend rights, including payment structure, rates, and priority over common stock.

●	Voting rights, which may be full, limited, or non-voting.

●	Redemption terms, including whether shares are redeemable at the option of the Company or the holder.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

●	Provisions for purchase, retirement, or sinking funds to support the redemption or repurchase of shares.

●	Conversion and exchange rights, detailing the terms under which preferred shares may convert into common stock or other securities.

●	Liquidation preferences, establishing the priority of preferred stockholders in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company.

●	Relative rights and ranking among different series of preferred stock.

The Company’s Preferred Stock is summarized as follows:

Feature	Series A, Preferred Stock

Authorized Shares	5,450,000
Par Value	$1/share
Voting Rights	1 vote per share (as converted basis)
Dividend Rights	8% per annum, only upon Board declaration
Liquidation Preference	Senior to common stock & Series B Preferred Stock
Redemption Rights	Redeemable at $1.46/share plus undeclared and unpaid dividends.
Requires 30 day’s advance notice. Only if the Company’s
common stock closes above $2/share for 20 consecutive
trading days. Solely at the option of the Company.
Conversion Feature	Convertible into 1/400th of a share of common stock.
Equivalent of 1,088 shares at September 30, 2025 and December 31, 2024, respecrtively.

Series B, Preferred Stock

Authorized Shares	9,000,000
Par Value	$1/share
Voting Rights	100 vote per share (as converted basis)
Dividend Rights	Accrued only upon Board declaration
Liquidation Preference	Senior to common stock, but junior to Series A Preferred Stock
Conversion Feature	Convertible into 1/400th of a share of common stock.
Equivalent of 48,000 shares at September 30, 2025 and December 31, 2024, respecrtively.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Common Stock

-	6,000,000,000 shares authorized

-	$0.0001 par value

-	Voting at 1 vote per share

Equity Transactions for the Nine Months Ended September 30, 2025

Stock Issued for Cash

The Company issued 8,000,000 shares of common stock for $8,000,000 ($1/share).

Common Stock Repurchase Agreement

The Company repurchased 4,000,000 shares of common stock from a stockholder for $2,500,000 ($0.60 - 0.75/share).

The repurchased shares were cancelled and retired upon acquisition and are no longer considered issued or outstanding. In accordance with FASB ASC 505-30, Equity – Treasury Stock, and consistent with the Company’s corporate charter and applicable state law, the cancelled shares were returned to the status of authorized but unissued, thereby increasing the number of shares available for future issuance.

The repurchase will be accounted for as a reduction to stockholders’ equity, with the purchase price allocated entirely to Additional Paid-in Capital (“APIC”), as the Company had sufficient APIC available from prior issuances. No gain or loss will be recognized in connection with this transaction. The cash outflow related to the stock repurchase will be classified as a financing activity in the statement of cash flow.

In conjunction with the stock repurchase, the Company also issued 500,000 freestanding warrants to the selling stockholder. The warrants have an exercise price of $1 and expire on December 31, 2026. The warrants were classified as equity instruments under FASB ASC 815-40 and recorded at fair value, with a corresponding credit to APIC. As the warrants were issued as part of the consideration for the share repurchase, their fair value was included in the total cost of the repurchase transaction, resulting in a net effect of $0 on total stockholders’ equity.

See Note 9 for warrants.

Stock Issued for Services

The Company issued 100,000 shares of common stock to a consultant for services rendered, having a fair value of $177,000 ($1.77/share), based upon the quoted closing trading price.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Equity Transactions for the Year Ended December 31, 2024

Cash

The Company issued 1,500,000 shares of common stock for $1,400,000 ($0.80 - $1/share).

Stock Issued for Services

The Company issued 500,000 shares of common stock to a consultant for services rendered, having a fair value of $525,000 ($1.05/share), based upon the quoted closing trading price.

Conversion of Note to Common Stock

The Company issued 375,000 shares of common stock in connection with the conversion of a $300,000 note payable. There was no gain or loss recorded on debt conversion. See Note 5.

Note 8 - Stock Option Plan

In May 2021, the Company adopted an equity incentive plan (the “Plan”). Under the Plan, the Company may grant up to 10,000,000 stock options to eligible participants. All terms for stock options granted under the Plan will be set by the Board of Directors. Since adoption, there have been no grants under this Plan.

POSITRON CORPORATION

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(UNAUDITED)

Note 9 – Warrants

Warrant activity for the nine months ended September 30, 2025 and the year ended December 31, 2024 are summarized as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Warrants	Warrants	Exercise Price	Term (Years)	Value
Outstanding - December 31, 2023	1,350,000	$0.10	1.26	$1,984,500
Exercisable - December 31, 2023	1,350,000	$0.10	1.26	$1,984,500
Granted	250,000	$1.00
Exercised	—
Cancelled/Forfeited	—
Outstanding - December 31, 2024	1,600,000	$0.24	1.63	$1,231,000
Exercisable - December 31, 2024	1,600,000	$0.24	1.63	$1,231,000
Granted	500,000	$1.00
Exercised	—
Cancelled/Forfeited	—
Outstanding - September 30, 2025	2,100,000	$0.42	0.97	$2,265,000
Exercisable - September 30, 2025	2,100,000	$0.42	0.97	$2,265,000

In December 2024, the Company extended the maturity dates of 1,000,000 warrants from December 31, 2024 to December 31, 2026. The value resulting from this modification was not considered material to the financial statements.